Exhibit 10.1

LEASE

between

Helen M. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended, Helen M. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended, Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006, and Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006, as tenants in common as Landlord

and

RingCentral, Inc.,

a Delaware corporation

as Tenant

Dated as of

September 25, 2014

SMRH:432982280.2

Exhibit 10.1

TABLE OF CONTENTS

   Page

1.	Definitions.1
2.	Term; Condition of Premises2
3.	Rental.3
4.	Additional Rent Payments.4
5.	Use and Common Area Privileges and Obligations.5
6.	Services and Utilities.6
7.	Impositions Payable by Tenant.7
8.	Alterations.7
9.	Liens. 8
10.	Repairs8
11.	Destruction or Damage.9
12.	Insurance.10
13.	Subrogation. 10
14.	Indemnification. 10
15.	Compliance with Legal Requirements. 11
16.	Assignment and Subletting.11
17.	Rules: No Discrimination.13
18.	Entry by Landlord.13
19.	Events of Default. 13
20.	Termination Upon Default. 14
21.	Continuation after Default.15
22.	Other Relief. 15
23.	Landlord's Right to Cure Defaults.15
24.	Attorneys' Fees.15
25.	Eminent Domain15
26.	Subordination.15
27.	No Merger. 16
28.	Sale.16
29.	Estoppel Certificate.16
30.	No Light, Air, or View Easement. 16
31.	Holding Over16
32.	Abandonment.17
33.	Security Deposit. 17
34.	Waiver.17
35.	Notices and Consents17
36.	Complete Agreement. 18
37.	Corporate Authority.18
38.	Partnership Authority.18
39.	Limitation of Liability to Building18
40.	Brokers.18
41.	Early Access18
42.	Early Occupancy18
43.	Option to Extend19
44.	Right of First Offer20
45.	Signage20
46.	Furniture21
47.	OFAC Compliance21
48.	Disabilities Acts21
49.	Intentionally Omitted21
50.	Miscellaneous21
51.	Exhibits22
52.	Acts of Landlord22
53.	Energy Usage Reporting22

Exhibit A – Diagram of the Premises

Exhibit B – Base Rent Schedule

Exhibit C – Rules and Regulations

Exhibit D – Work Letter

Exhibit E – Early Occupancy Premises

Exhibit F – Schedule of Janitorial Services

SMRH:432982280.2

Exhibit 10.1

OFFICE LEASE

BASIC LEASE INFORMATION

Date:	September 25, 2014
Landlord:

Helen M. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended, Helen M. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended, Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006, and Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006, as tenants in common

Tenant:	RingCentral, Inc.

a Delaware corporation

Project (Paragraph 18)	20 Davis Drive

Belmont, California

Premises (Paragraph 1(b)):	Approximately 84,148 rentable square feet located in the Building

Term Commencement

(Paragraph 2):	February 1, 2015, or upon both completion of Landlord’s Work and substantial completion of the Work (as both are defined in the Work Letter attached as Exhibit D to this Lease), whichever is later

Term Expiration

(Paragraph 2):July 31, 2021

Option to Extend

(Paragraph 43):	One 5-year extension option

Base Rent (Paragraph 3(a)):See attached Exhibit B

Tenant's Percentage Share

(Paragraph 1(h)):100%

Security Deposit

(Paragraph 33):  $799,641.09

Tenant's Address

for Notices (Paragraph 35):

Prior to Occupancy	RingCentral, Inc.
1400 Fashion Island Boulevard, 7th Floor
San Mateo, CA 94404
Attn: Eric Orr

With copies to:

RingCentral, Inc.
1400 Fashion Island Boulevard, 7th Floor
San Mateo, CA 94404
Attn: Doug Chartier

And with copies of any default notice to: ReedSmith LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Charles H. Seaman

SMRH:432982280.2

Exhibit 10.1

After Occupancy	RingCentral, Inc.

20 Davis Drive,

Belmont, California  94002
Attn: Director of Facilities

With copies to:

RingCentral, Inc.

20 Davis Drive,

Belmont, California  94002
Attn: Office of General Counsel (Real Estate)

With copies of any notice of default to:

ReedSmith LLP
101 Second Street, Suite 1800
San Francisco, CA 94105
Attn: Charles H. Seaman

Landlord's Address

for Notices (Paragraph 35):c/o The Raiser Organization

800 S. Claremont Avenue

San Mateo, CA  94402

Brokers (Paragraph 40):Cassidy Turley, Landlord’s Broker

CBRE, Tenant’s Broker

Exhibits (Paragraph 46):Exhibit A – Diagram of the Premises

Exhibit B – Base Rent Schedule

Exhibit C – Rules and Regulations

Exhibit D – Work Letter

Exhibit E – Early Occupancy Premises

Exhibit F – Schedule of Janitorial Services

SMRH:432982280.2

Exhibit 10.1

LEASE

THIS LEASE, dated September 25, 2014 for purposes of reference only, is made and entered into by Helen M. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended, Helen M. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended, Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006, and Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006, as tenants in common (individually and collectively, "Landlord"), and RingCentral, Inc., a Delaware corporation ("Tenant").

WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the premises described in subparagraph l(b) below for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

1.Definitions.  Unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

(a)The term "Building" shall mean the office building located at 20 Davis Drive, Belmont, California 94002.

(b)The term "Premises" shall mean the entire leaseable space within the Building, including the balconies, which the parties stipulate to be 84,148 square feet of rentable area.

(c)The term "Project" shall mean the land and other real property described on Exhibit A to this Lease, as well as any property interest in the area of the streets bounding the parcel described in the Basic Lease Information, and all other improvements on or appurtenances to said parcel or said streets.  All portions of the Project not included within the Premises are common areas of the Project.  Tenant shall have the exclusive right to use all Project common areas, subject to the right of the owner of One and Eleven Davis Drive, Belmont to maintain in its current location on the Project parking lot a generator solely for the benefit of One and Eleven Davis Drive and to come onto the Project common areas to service and repair the generator or any replacement generator.

(d)The term "Operating Expenses" shall mean (1) all reasonable and customary costs of management, operation and maintenance of the Project, including, without limitation: wages, salaries and payroll burden of employees; property management fees (not to exceed 3% of Project revenues); janitorial, maintenance, and other services; Project office rent or rental value; power, water, waste disposal and other utilities; materials and supplies; maintenance, replacements and repairs; license costs; insurance premiums and the deductible portion of any insured loss; and depreciation of all personal property, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance and repair of the Project and depreciation on exterior window coverings provided by Landlord and carpeting in public corridors and common areas; and (2) the cost of any capital improvements made to the Project by Landlord that are reasonably anticipated to reduce other Operating Expenses or made to the Project by Landlord after the Term Commencement and required under any governmental law or regulation that was not applicable to the Project as of the Term Commencement, such cost or allocable portion thereof to be amortized over the useful life of such capital improvements, together with interest on the unamortized balance at the lesser of Landlord’s cost of funds borrowed for the purpose of constructing or acquiring such capital improvements or at an annual rate of five percent (5%) over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law). Operating Expenses shall not include: Property Taxes; depreciation on the Project other than depreciation on exterior window coverings provided by Landlord and carpeting in public corridors and common areas; costs of tenants' improvements; real estate brokers' commissions; interest (except as stated in clause (2) above) and principal on any debt, including without limitation any debt secured by the Project; capital items other than those referred to in clause (2) above; costs and overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services to the extent the same exceed typical costs and overhead and profit increment of such goods and/or services rendered by qualified unaffiliated third parties on a competitive basis; any costs for which Landlord has been reimbursed or receives a credit or refund or in excess of the actual discounted cost, if discounted; costs of Landlord’s earthquake insurance and flood insurance premiums in excess of those generally being charged for such insurance to institutional owners of comparable office buildings facing similar hazards in the vicinity of the Premises, except to the extent such coverage

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Exhibit 10.1

is required by any mortgagee under a deed of trust encumbering the Project; costs of cleanup, removal and/or remediation of any hazardous or toxic substances or materials in, on or under the Project required to comply with applicable laws which are incurred as a result of (A) the introduction by Landlord or any tenant of the Project of any such hazardous or toxic substances or materials in, on or under the Project in violation of applicable in effect at the time of such introduction, or (B) as a result of the presence of hazardous or toxic substances or materials in, on, or under the Project as of the date Landlord delivers to Tenant exclusive possession of the Premises, where such hazardous or toxic substances or materials are in violation of applicable laws in effect as of such date; all roof repair costs and any increased costs of roof maintenance where caused by or otherwise reasonably attributable to the rooftop use by AT&T as noted in subparagraph 5(e) below; any costs expressly excluded from Operating Expenses elsewhere in this Lease; and any other expenses which are not specifically identified herein as being included in Operating Expenses, where such expenses would not normally be treated as a cost of operation (to be reimbursed by tenants) by landlords of comparable buildings in the area in which the Premises is located.  Operating Expenses for any calendar year during the term hereof shall be adjusted, if necessary, to equal Landlord's reasonable estimate of Operating Expenses for a full calendar year and, if the total square footage of the Building occupied during such full calendar year is less than ninety-five percent (95%), to reflect a ninety-five percent (95%) occupancy level of the Building.  Landlord will not collect or be entitled to collect Operating Expenses in excess of the Operating Expenses actually paid by Landlord in connection with the operation of the Project and Landlord shall make no profit from the collection of Operating Expenses.

(e)The term "Property Taxes" shall mean, unless required to be paid by Tenant under Paragraph 7, all taxes, service payments in lieu of taxes, assessments, general or special, excises, exactions, transit charges, housing fund assessments or other housing charges, child care assessments or levies, fees or charges, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any public authority upon the Project, or its use, occupancy or operation, or upon any personal property used in the operation of the Project, or with respect to services or utilities consumed in the use, occupancy or operation of the Project, or upon Landlord with respect to the Project, or upon the act of leasing any space within the Project, or in connection with the business of renting space within the Project or with respect to the possession, leasing, operation, use or occupancy by Tenant of the Premises or any portion thereof, or upon or measured by the gross rentals received by Landlord from the Project. Property Taxes shall also include any tax, fee or other excise, however described, which may be levied or assessed in lieu of, or as a substitute, in whole or in part, for, or as an addition to, any other Property Taxes.  Property Taxes shall not include (x) corporate income or franchise taxes,  (y) inheritance or estate taxes imposed upon or assessed against the Project or any part thereof or interest therein, and (z) taxes computed upon the basis of the net income derived from the Project by Landlord or the owner of any interest therein, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, or as a substitute; in whole or in part, for, or as an addition to, any other charge which would otherwise constitute a Property Tax.  If requested by Tenant, Landlord shall take reasonable steps to contest any assessment or re-assessment of all or any part of the Project, and the costs of such contest shall be treated as Operating Expenses.  If the Project is reassessed due to a change in ownership occurring after the Base Year, any increase in Property Taxes resulting from such reassessment (“Proposition 13 Increase”) shall be phased in as part of Property Taxes as follows:  (i) 25% of the Proposition 13 Increase shall be included in Property Taxes for the calendar year in which the reassessment occurs; (ii) 50% of the Proposition 13 Increase shall be included in Property Taxes in the next following calendar year; (iii) 75% of the Proposition 13 Increase shall be included in Property Taxes in the next following calendar year; and (iv) 100% of the Proposition 13 Increase shall be included in Property Taxes for the remaining calendar years of the Term.

(f)The term "Tenant's Percentage Share" shall mean the percentage figure specified in the Basic Lease Information.

2.Term; Condition of Premises.

(a)The term of this Lease (the “Term”) shall commence and, unless sooner terminated as hereinafter provided or extended in accordance with the provisions of Paragraph 43 below, shall end on the dates respectively specified in the Basic Lease Information as the "Term Commencement" and the "Term Expiration."  Except as otherwise provided in the Work Letter attached hereto as Exhibit D and incorporated herein by this reference (the “Work Letter”), Landlord shall deliver the Premises to Tenant on the Term Commencement in a broom clean condition with all building systems in good working order and otherwise in its then existing condition with no alterations being made by Landlord. If Landlord, for any reason other than a Tenant Delay (as defined in Section 5(d) of

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Exhibit 10.1

the Work Letter), cannot deliver the Premises to Tenant at the scheduled Term Commencement in the condition specified in this Section 2 and in the Work Letter, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom, but in that event the Term Commencement shall be delayed until the date when Landlord delivers the Premises to Tenant in the condition required by this Lease (including the Work Letter).  Notwithstanding the foregoing, if the Term Commencement does not occur within ninety (90) days after February 1, 2015, as such date is extended by any Tenant Delay, then Tenant may terminate this Lease by notice to Landlord and Tenant thereupon shall be relieved of all further obligations under this Lease.  No delay in delivery of the Premises shall operate to extend the Term unless Tenant so elects by notice to Landlord delivered within 30 days after the Term Commencement, provided, however, in no event shall the Term be extended for any delay in delivery attributable to a Tenant Delay.  Tenant shall execute a confirmation of the Term Commencement and Term Expiration and other related matters in such form as Landlord may reasonably request within ten (10) business days after requested in writing by Landlord.

(b)Tenant shall return the Premises to Landlord at the end of the Term or any earlier termination of the Lease in the condition received, reasonable wear and tear and damage due to casualty or condemnation excepted and excepting any alterations, additions or improvements made during the Term of the Lease which Landlord agreed in writing prior to the making of such alterations, additions or improvements could remain as part of the Premises at the end of the Term.

3.Rental.

(a)Tenant shall pay to Landlord throughout the Term of this Lease as rental for the Premises the sum specified in Exhibit B to this Lease as the Base Rent for each month during the Term, plus in each calendar year subsequent to the Base Year, the amount of Additional Rent payable pursuant to Paragraph 4 below.  Rental shall be paid to Landlord on or before the first day of the Term and on or before the first day of each and every successive calendar month thereafter during the Term.  In the event the Term Commencement occurs on a day other than the first day of a calendar month or the Term Expiration ends on a day other than the last day of a calendar month, the monthly rental for the first and last fractional months of the Term hereof shall be appropriately prorated.  Base Rent for the first full calendar month following the Abatement Period for floors 1 and 2 described in subparagraph (b) below in the amount of $134,122.50 shall be paid on or before January 5, 2015.

(b)Notwithstanding subparagraph (a) above, so long as no Event of Default (as described in Paragraph 19 below) has occurred and remains outstanding, Tenant shall be entitled to an abatement of Base Rent for the first three (3) months of the Term for floors 1 and 2 and for the first twelve (12) months of the Term for floor 3 (each an “Abatement Period”), provided, however, that Tenant shall pay to Landlord on the first day of each month during the Abatement Period for floors 1 and 2 one hundred percent (100%) of Operating Expenses and Property Taxes attributable to such floors and during the Abatement Period for floor 3 fifty percent (50%) of the Operating Expenses and Property Taxes attributable to floor 3, prorated monthly based on the respective rentable square footage of each floor.  Operating Expenses and Property Taxes for the Base Year are estimated to be $0.75 per rentable square foot.  The Operating Expenses and Property Taxes payable by Tenant pursuant to this Paragraph 3(b) and Paragraph 42 shall be subject to reconciliation once Landlord determines the total Operating Expenses and Property Taxes for the Base Year, with Tenant paying any amount by which the actual Operating Expenses and Property Taxes exceed the estimated amount paid by Tenant and Landlord refunding to Tenant any amount by which the actual Operating Expenses and Property Taxes for the period in question were less than the estimated amount paid by Tenant.

(c)All sums of money due from Tenant hereunder not specifically characterized as rental shall constitute additional rent, and if any such sum is not paid when due it shall nonetheless be collectible as additional rent with the next installment of rental thereafter falling due, but nothing contained herein shall be deemed to suspend or delay the payment of any sum of money at the time it becomes due and payable hereunder, or to limit any other remedy of Landlord.

(d)Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder after the expiration of any applicable grace period described in subparagraph l9(a) will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any encumbrances covering the Project and the Premises.  Accordingly, if any installment of rent or any other sums due from Tenant shall not be received by Landlord prior to the expiration of any applicable grace period described in subparagraph l9(a), Tenant shall pay to Landlord a late charge equal to 3% of such overdue amount.

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Exhibit 10.1

The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant based on the circumstances existing as of the date of this Lease. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant' s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.  Notwithstanding the foregoing, on the first occasion of a delinquency by Tenant within any 12 month period during the Term, Landlord shall give Tenant written notice of such delinquency and two business days within which to cure the delinquency in full, and no late charge shall be imposed if Tenant timely cures the delinquency; provided, however, that, once Landlord has given such a delinquency notice, Landlord may collect a late charge without notice to Tenant for the ensuing 12 months, and provided, further, that if the delinquent amount involves an adjustment to Landlord’s estimate of Operating Expenses and Property Taxes, or an amount due from Tenant upon Landlord’s annual reconciliation of Operating Expenses and Property Taxes, Tenant shall have a grace period of ten (10) days after Landlord’s notice of delinquency before any late charge may be imposed.

(e)Any amount due from Tenant, if not paid when first due, shall bear interest from the date due until paid at an annual rate equal to 4% over the annual prime rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time (but in no event in excess of the maximum rate of interest permitted by law), provided that interest shall be payable on late charges incurred by Tenant only from and after the first day of the month following the month in which payment of the delinquent amount was due, if then still unpaid. Payment of interest shall not excuse or cure any default hereunder by Tenant.

(f)All payments due from Tenant shall be paid to Landlord, without deduction or offset in lawful money of the United States of America at Landlord's address for notices hereunder, or to such other person or at such other place as Landlord may from time to time designate by not less than 10 business days prior written notice to Tenant.

4.Additional Rent Payments.

(a)With respect to each calendar year during the Term commencing January 1, 2016 (each, an “Adjustment Year”), Tenant shall pay to Landlord as “Additional Rent,” at the times hereinafter set forth, Tenant’s Percentage Share of the amount, if any, by which Operating Expenses and Property Taxes for each applicable Adjustment Year exceed Operating Expenses and Property Taxes for the 2015 calendar year (the “Base Year”).  Landlord shall provide Tenant with a good faith estimate of any Additional Rent payable by Tenant for each Adjustment Year. Tenant shall pay to Landlord on the first day of each calendar month during such current calendar year one-twelfth (1/12) of the amount of any such estimated Additional Rent for each Adjustment Year payable by Tenant hereunder.  If at any time or times Landlord determines that the amount of any Additional Rent payable by Tenant for the current year will vary from its estimate by more than 5%, Landlord may, by notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate. Following the close of each calendar year, Landlord shall deliver to Tenant a statement of the actual amount of Additional Rent for the immediately preceding year, accompanied by a statement made by an accounting or auditing officer designated by Landlord showing the Operating Expenses and Property Taxes on the basis of  which Additional Rent was determined. Unless Tenant objects thereto as provided in subparagraph (c) below, the statement of said accounting or auditing officer shall be final and binding upon Landlord and Tenant. All amounts payable by Tenant as shown on said statement, less any amounts theretofore paid by Tenant on account of Landlord's earlier estimate of Additional Rent for such calendar year made pursuant to this Paragraph 4, shall be paid by or, if Tenant theretofore shall have paid more than such amounts, reimbursed to Tenant within ten (10) business days after delivery of said statement to Tenant.

(b)If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any Additional Rent payable by Tenant for the calendar year in which this Lease terminates shall be prorated on the basis by which the number of days from the commencement of said calendar year to and including said date on which this Lease terminates bears to 365 and shall be due and payable when rendered notwithstanding termination of this Lease. Additional Rent allocable to the calendar year in which this Lease terminates shall be deemed to have been incurred evenly over the entire twelve-month period of the calendar year.

(c)Landlord shall maintain at a location within 100 miles of the Project complete and accurate books and records of Operating Expenses and Property Taxes in accordance with sound accounting and property management practices.  Landlord shall maintain such books and records for a

SMRH:432982280.2	-4-

Exhibit 10.1

minimum of three years after the Base Year or Adjustment Year to which they pertain.  Within 180 days after Tenant’s receipt of any annual statement for the Base Year or any Adjustment Year, Tenant may notify Landlord of its desire to examine Landlord’s books and records, in which case Landlord shall make the same available for Tenant’s review and copying within ten (10) business days after Tenant’s notice.  Such review may be undertaken by an employee of Tenant or a third party selected by Tenant and shall be completed not later than sixty (60) days after delivery of Tenant’s notice to Landlord.  If Tenant conducts such a review and notifies Landlord within 30 days after completion of the review that Tenant objects to Landlord’s statement, the parties shall select an independent certified public accountant to review Landlord’s books and records and determine the proper calculation of Operating Expenses and Property Taxes for the year in question.  If the parties are not able to agree upon the selection of an independent certified public accountant within 30 days following Landlord’s receipt of Tenant’s written objection, either party may apply to the presiding judge of the San Mateo County Superior Court to designate an independent certified public accountant, which selection shall be binding on both parties. The decision by such independent certified public accountant shall be final and binding on the parties and may be confirmed as a judgment upon an arbitration award.  Tenant may withhold payment of any contested amount of Operating Expenses and Property Taxes, and the same shall not serve as the basis for an Event of Default hereunder, so long as Tenant pays to Landlord within ten (10) business days after the independent certified public accountant issues his or her final findings, together with interest thereon at the rate specified in subparagraph 3(e) above.  Tenant shall be responsible for payment of the independent certified public accountant’s fees and costs unless the Additional Rent payable by Tenant has been overstated by five percent (5%) or more, in which case Landlord shall pay such fees and costs.

5.Use and Common Area Privileges and Obligations.

(a)The Premises shall be used for general office uses, including without limitation software development, telephone sales and customer training and support, and other lawful uses reasonably related to Tenant’s headquarters functions.  The gym and fitness room shall be used only by Tenant’s employees and guests, or the employees and guests of any sublessee, and may not be operated as a commercial gym open to members of the general public.  In addition, Tenant shall have the right to operate a café on the ground floor of the Building solely for the use of Tenant’s employees and guests, and the employees and guests of any sublessee and shall be required, as a condition precedent to such operation, to obtain any permits or approvals required by any governmental entity having jurisdiction.  The Premises shall not be used for any other purpose without the prior written consent of Landlord.  Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or would in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of  fire insurance policy, or would in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Without limiting the generality of the foregoing or of Paragraph 15 below, except with the prior written consent of Landlord which may be granted or withheld in Landlord’s sole discretion, Tenant shall not bring, or permit to be brought, upon the Premises, any hazardous or toxic materials or chemicals, except for ordinary and customary office products and cleaning supplies which are used, stored, and removed in compliance with all applicable laws, statutes, ordinances and governmental rules, regulations or requirements, in quantities reasonably necessary for Tenant's use of the Premises.  Tenant shall promptly notify Landlord of all hazardous or toxic substances maintained in the Premises.  Tenant shall not do or permit anything to be done in or about the Premises, or use or allow the Premises to be used for, any improper, immoral or unlawful purposes, nor shall Tenant cause, maintain or permit any nuisance or waste in, on or about the Premises.

(b)Without limiting the foregoing, Tenant's use of the premises must comply both with the laws of the City of Belmont, California, the Declaration of the Establishment of Restrictions, Covenants and Conditions recorded against the Project dated February 10, 1965 (the "CC&R's"), and Tenant shall not conduct any retail sales on or from the Premises.  Tenant acknowledges that it has received and reviewed the CC&R's and the pertinent portions of the zoning ordinance of the City of Belmont.

(c)Tenant shall have the exclusive right to use the existing parking lots within the Project (except that portion occupied by the One and Eleven Davis Drive generator) and, subject to compliance with applicable laws and ordinances, shall have the right to provide valet services permitting double-parking and stacked parking of vehicles.  Tenant shall have the exclusive right to use all other common areas of the Project, including the right to install (subject to Paragraphs 8 and 15 below) and

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Exhibit 10.1

use basketball courts and other recreational facilities, outdoor dining and seating areas and valet parking facilities, and other on-site services and amenities reasonably associated with the headquarters of a Bay Area technology company.

(d)Tenant shall have the right to use the existing kitchen equipment and furniture, at no cost to Tenant, during the Term.  Tenant may elect to remove or replace any such equipment or furniture, provided Tenant replaces any equipment or furniture removed with reasonably comparable equipment or furniture.

(e)Tenant acknowledges that it has been advised that AT&T currently leases space for a communications tower on the rooftop of the Building, that a portion of AT&T’s equipment is located in the MPOE room within the Building, that AT&T’s utility usage is separately metered and that AT&T requires access to and on the roof through the interior of the Building.  The access route to the roof is through the men’s restroom on the third floor.  Tenant agrees to provide access to the roof by AT&T representatives during the Term, or for such shorter period as the AT&T lease remains in effect, at reasonable times and upon not less than 24 hours’ prior written notice to Tenant, except in an emergency with respect to AT&T’s transmission capabilities.  A representative of Tenant or Landlord shall have the right to accompany AT&T’s employees or representative(s) during any such entry into the Premises.  Landlord shall be responsible for arranging any such entry outside of the hours of 8 a.m. to 5 p.m. on weekdays (excluding holidays).  AT&T representatives shall access the MPOE room from the door on the exterior of the Building.  Tenant shall have the exclusive right to use of the portions of the roof not currently used by AT&T for the installation of Tenant’s antennae and equipment, subject to Landlord’s prior written approval.

6.Services and Utilities.

(a)Landlord shall provide and pay for (subject to inclusion in Operating Expenses) all gas, electricity, heat, cooling energy, ventilation, janitorial service, water, waste disposal, refuse collection and other utility-type services furnished to the Premises (excluding only telephone, internet and cable television services), together with all installation or connection charges or deposits.  In the event Tenant desires to have any of the above utilities or services separately metered for a subtenant or for any other purpose, the installation, maintenance and monitoring of such meters shall be at Tenant’s cost.  Landlord shall furnish the Premises with the above services and utilities in quantities sufficient for Tenant’s use of the Premises for the purposes authorized by this Lease.  Furthermore, with respect to janitorial services Landlord shall supply the same in accordance with the Schedule of Janitorial Services attached as Exhibit F to this Lease.

(b)Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the rental herein reserved be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the actual or reasonable control of Landlord or by the making of necessary repairs to the Premises or to the Building or the making of improvements which are required by applicable laws, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

(c)In the event that Landlord, at Tenant's request, provides services to Tenant that are not otherwise provided for in this Lease, Tenant shall pay Landlord's actual reasonable charges for such services upon billing therefor, which shall be accompanied by reasonable supporting documentation.

(d)If Tenant is prevented from using, and does not use, the Premises or any material portion thereof, for five (5) consecutive business days (the “Eligibility Period”) as a result of (i) any failure attributable to the acts or omissions of Landlord to provide to the Premises any of the utilities and services required to be provided in subparagraph (a) above, (ii) any failure to provide access to the Premises, (iii) any breach by Landlord of any material obligation under the Lease, or (iv) because of the presence of hazardous or toxic substances or materials in, on or around the Building, the Premises or the Real Property which were not caused or introduced by Tenant or Tenant’s agents, employees, licensees or invitees, and which hazardous or toxic substances or materials pose a material and significant health risk to occupants of the Premises and as to which Landlord fails to take prompt action to remediate, in each case not caused or contributed to by Tenant or its subtenants or any employee, contractor, agent or invitee of any of the foregoing, then Tenant’s obligation to pay Base Rent and increased Operating

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Exhibit 10.1

Expenses and Property Taxes shall be abated or reduced, as the case may be, from and after the first (1st) day following the Eligibility Period and continuing for so long as Tenant continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable square feet of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total rentable square feet of the Premises.  To the extent Tenant shall be entitled to abatement of rent because of damage or destruction pursuant to Paragraph 11 or a taking by eminent domain pursuant to Paragraph 25, then the Eligibility Period shall not be applicable.  Notwithstanding anything to the contrary set forth in this Lease, in the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, for one hundred eighty (180) consecutive days or for a total of two hundred (200) days in any consecutive nine (9) month period as a result of the matters described in clauses (i) through (iv) of this subparagraph (d), then Tenant shall have the right to terminate this Lease by delivering to Landlord written termination notice within five (5) days after the end of such one hundred eighty (180) day (or two hundred (200) day) period; provided, however, Tenant shall not have such termination right if any of such events described in clauses (i) through (iv) of this subparagraph (d) are caused by damage or destruction pursuant to Paragraph 11 or a taking by eminent domain pursuant to Paragraph 25, as Tenant’s termination rights for such events are expressly provided in and are governed by Paragraphs 11 and 25 of this Lease, respectively.

7.Impositions Payable by Tenant.  In addition to the monthly rental and other charges to be paid by Tenant hereunder, Tenant shall pay or reimburse Landlord for any and all of the following items (hereinafter collectively referred to as "Impositions"), whether or not now customary or in the contemplation of the parties hereto: taxes (other than local, state and federal personal or corporate income taxes measured by the net income of Landlord from all sources), assessments (including, without limitation, all assessments for public improvements, services or benefits, irrespective of when commenced or completed), excises, levies, business taxes, license, permit, inspection and other authorization fees, transit development fees, assessments or charges for housing funds, service payments in lieu of taxes and any other fees or charges of any kind, which are levied, assessed, confirmed or imposed by any public authority, but only to the extent the Impositions are (a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant (except to the extent taxed as a component of Property Taxes); (b) upon or measured by the monthly rental or other charges payable hereunder, including, without limitation, any gross receipts tax levied by the City of Belmont, the State of California, the Federal Government or any other governmental body with respect to the receipt of such rental; (c) upon, with respect to or by reason of the development, possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises; provided, however, that if any Impositions of the type described in clauses (b) through (d) above are in effect during the Base Year, the same shall be included in either Operating Expenses or Property Taxes.  In the event that it shall not be lawful for Tenant to reimburse Landlord for the Impositions but it is lawful to increase the monthly rental to take into account Landlord's payment of the Impositions, the monthly rental payable to Landlord shall be revised to net Landlord the same net return without reimbursement of the Impositions as would have been received by Landlord with reimbursement of the Impositions.

8.Alterations.

(a)Except as expressly provided in Paragraph 41 and Exhibit D, and except for Cosmetic Alterations (as defined below),Tenant shall make no alterations, additions or improvements to the Premises or install fixtures in the Premises without first obtaining Landlord's consent, which consent shall not be unreasonably withheld.  In no event, however, may the Tenant make any alterations, additions or improvements or install fixtures which in Landlord's reasonable judgment might adversely affect the structural components of the Building, Building mechanical, utility or life safety systems, or the Building facade.  At the time such consent is requested, Tenant shall furnish to Landlord a description of the proposed work, including detailed specifications and floor plans, an estimate of the cost thereof and such information as shall reasonably be requested by Landlord substantiating Tenant's ability to pay for such work.  Landlord may require reasonable changes to such plans and specifications as a condition to the granting of its consent.  In addition Landlord, may require as a condition to the granting of such consent to any work costing in excess of one month’s Base Rent (at the rate then in effect) that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half (1.5) times any and all estimated costs of the proposed work, to insure Landlord against any liability from mechanics' and materialmen's liens and to insure completion of the work.  Before commencing any work, Tenant shall give Landlord at least five (5) days written

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Exhibit 10.1

notice of the proposed commencement of such work in order to give Landlord an opportunity to prepare, post and record such notice as may be permitted by law to protect Landlord's interest in the Premises and the Building from mechanics' and materialmen's liens. Within a reasonable period following completion of any work for which plans and specifications were required to obtain a building permit for such work, Tenant shall furnish to Landlord "as built" plans showing the changes made to the Premises.  As used in this Lease, “Cosmetic Alterations” shall mean (i) replacement of carpeting or wall coverings, paint, and affixing in a reasonable and customary manner to the walls and ceilings of the Premises audio-visual and CCTV systems and equipment (and technological innovations that supplement or supplant the same), provided the latter do not fall within (B) below and/or require extra strengthening of the affected wall or ceiling or special support or bracing; and (ii) any other alterations, additions and improvements to the Premises that (A) are not visible from the exterior of the Premises, (B) do not affect the Building’s structure or materially, adversely affect the Building’s mechanical, electrical, plumbing and fire/life safety systems and (C) do not cost in excess of $25,000 in any instance.  Cosmetic Alterations shall not include any installations on the roof of the Building or the affixing to walls or ceilings of the Premises any audio-visual or CCTV systems and equipment or any technological innovations that supplement or supplant the same which require special support, bracing or strengthening of the affected wall or ceiling or that adversely affect the Building’s mechanical, technical, plumbing or fire/life safety systems.

(b)Any alterations, additions or improvements to the Premises shall be made at Tenant's expense and, except for Cosmetic Alterations, by Landlord’s contractor or by a contractor selected in accordance with the procedure set forth in Paragraph 4(d) of the Work Letter.  All work performed by Tenant shall comply with the laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction over such work and shall comply with the rules, orders, directions, regulations and requirements of any nationally recognized board of insurance underwriters (but the foregoing shall not relieve Landlord of the duty to comply with laws, rules, orders, directions, regulations and requirements of all governmental entities having jurisdiction pertaining to the Project common areas).  All alterations, additions and improvements (except for trade fixtures and alterations of a decorative or cosmetic nature that may be removed without material damage to the Premises) shall become Landlord's property at the end of the Term and shall remain on the Premises without compensation to Tenant; provided, however, that if Landlord at the time of consenting to the making of any such alterations, additions and improvements reserved the right to have Tenant remove such alterations, additions and improvements, Tenant shall, prior to the end of the Term, at its sole cost and expense, remove such alterations, additions and improvements and repair and restore the Premises to their condition existing prior to the making of such alterations, additions and improvements. If Landlord consents to, inspects the work of, supervises, recommends or designates any architects, engineers, contractors, subcontractors, or suppliers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials of the work, or as to the compliance of the work with the plans and specifications or any legal requirements.  However, the preceding sentence shall not be construed to negate any warranties by Landlord’s contractor if Landlord’s contractor performs the construction work for any such alterations, additions or improvements.  In the event the alterations are made by a contractor selected by Tenant and not by Landlord’s contractor, Landlord shall be entitled to charge Tenant an administrative fee of five percent (5%) of the cost of the work plus Landlord’s actual out-of-pocket costs for its review of plans and construction supervision.  Notwithstanding the foregoing, or any contrary provision elsewhere in this Lease, no administrative fee shall be payable for Cosmetic Alterations.

9.Liens.  Tenant shall keep the Premises and the Project free from any liens (and claims thereof) arising out of any work performed, materials furnished or obligations incurred by or for Tenant (exceot insofar as such lien arises from Landlord’s failure to disburse the Allowance as required by the Work Letter).  Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord reasonably may determine to be proper for the protection of Landlord, the Premises and the Project from such liens and claims.

10.Repairs.

(a)Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises in good condition and repair, ordinary wear and tear and damage thereto by fire, earthquake, act of God or the elements excepted.  Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises. Tenant shall at the end of the term hereof surrender to Landlord the Premises and all alterations, additions and improvements thereto (except to the extent Tenant is required to remove any such alterations, additions or improvements pursuant to subparagraph 8(b) above) in the same condition as when received, ordinary wear and tear

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Exhibit 10.1

and damage by fire, earthquake, act of God or the elements excepted.  Without limiting the foregoing, Landlord shall have the right to require Tenant to replace or reimburse Landlord for replacement of all plate glass or windows in or upon the Premises or the Project which are broken by Tenant, its employees, agents, guests or invitees.  Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically set forth in this Lease (including the Work Letter). No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically herein set forth.

(b)Landlord shall maintain the roof, exterior walls, structural elements and foundation of the Building, Building systems and all Project common areas including, without limitation, the driveways, parking areas, walkways and landscaping for the Project, and all utility lines located within the Project but not exclusively within the Premises, in compliance with all applicable laws and in good order, condition and repair except for uninsured damage caused by the act of Tenant, its agents, employees, guests or invitees, which uninsured damage shall be repaired at Tenant's expense by Landlord or Tenant, as Landlord may elect.

11.Destruction or Damage.

(a)In the event the Premises  are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall repair the same, subject to the provisions of this Paragraph hereinafter set forth, if (i) such repairs can, in Landlord's reasonable opinion, be made within a period of 270 days from the date of damage, (ii) insurance proceeds are available to pay the cost of such repairs (exclusive of any deductible amount) and (iii) the damage or destruction does not occur during the last twelve (12) months of the Term of this Lease or any extension thereof.  This Lease shall remain in full force and effect except that to the extent the damage or destruction is not caused by the fault or negligence of Tenant, its contractors, agents, employees or invitees, an abatement of rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable (and, if the part of the Premises rendered unusable for the conduct of Tenant’s business is so extensive that the remainder of the Premises cannot be efficiently used for such business and Tenant does not use the Premises during such period, the rental shall be entirely abated).

(b)As soon as is reasonably possible following the occurrence of any damage, Landlord shall notify Tenant of the estimated time and cost required for the repair or restoration of the Premises or the portion of the Building necessary for Tenant's occupancy.  If, in Landlord's opinion, such repairs cannot be made within 270 days as set forth in subparagraph (a)(i) above, Landlord may elect by written notice to Tenant within 30 days after Landlord's notice of estimated time and cost is given, to terminate this Lease effective as of the date of such damage or destruction.  If Landlord is not obligated to effect the repair based upon the circumstances set forth in subparagraphs (a)(ii) or (a)(iii) above, Landlord shall have the right to terminate this Lease, by written notice to Tenant within 30 days after Landlord's notice of time and cost is given, effective as of the date of such damage or destruction; provided, however, in case of damage under subparagraph (a)(iii), Landlord may terminate this Lease only as to the damaged portion of the Premises if Tenant desires (in its sole discretion) to continue in possession of the remainder of the Premises and may do so lawfully and without impairing in any material respect Landlord’s ability to repair the damaged portion of the Premises. If Landlord does not elect to terminate this Lease, and if Tenant does not exercise any termination right under subparagraph (c), this Lease shall continue in full force and effect, but the rent shall be partially abated as hereinabove in this Paragraph provided, and Landlord shall proceed diligently to repair such damage.

(c)In the event the damage or destruction renders more than thirty percent (30%) of the gross square footage of the Premises unusable for the conduct of Tenant’s business and if in Landlord’s reasonable opinion the repairs cannot be completed within 270 days after the date of damage, or the damage or destruction occurs during the last twelve (12) months of the Term of this Lease or any extension thereof and more than ten percent (10%) of the remaining Term would be required for Landlord to complete the repairs, then Tenant may terminate the Lease by notice to Landlord, delivered within thirty (30) days after Landlord advises Tenant of the estimated time required to complete the repairs.

(d)A total destruction of the Building shall automatically terminate this Lease. Tenant waives California Civil Code Sections 1932, 1933, 1941 and 1942 providing for (among other things) termination of hiring upon destruction of the thing hired and the right to make repairs and to vacate the Premises under certain conditions.

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Exhibit 10.1

(e)In connection with Landlord’s repair of damage or destruction pursuant to this Paragraph 11, Tenant shall not be entitled to any compensation or damages from Landlord for (i) loss of the use of the whole or any part of the Premises, (ii) damage to Tenant's personal property in or improvements to the Premises, or (iii) any inconvenience, annoyance or expense occasioned by such damage or repair (including moving expenses and the expense of establishing and maintaining any temporary facilities).  However, nothing in this subparagraph (e) shall be construed to limit Landlord’s liability for breach or default under this Lease.

(f)Landlord, in repairing the Premises, shall not be required to repair any injury or damage to the personal property of Tenant, or to make any repairs to or replacement of any alterations, additions, improvements or fixtures installed on the Premises by or for Tenant.

12.Insurance.

(a)Tenant agrees to procure and maintain in force during the Term, at Tenant's sole cost and expense, Commercial General Liability insurance in an amount not less than two million dollars ($2,000,000) combined single limit for bodily injury and property damage for injuries to or death of persons and property damage occurring in, on or about the Premises, the Building, or the Project. Such policy shall name Landlord, Landlord's managing agent and any other party reasonably designated by Landlord as additional insureds, shall insure Landlord's and Landlord's managing agent's contingent liability as respects acts or omissions of Tenant, shall be issued by a company licensed to do business in the State of California and otherwise reasonably acceptable to Landlord, and shall provide, to the extent the same is available on commercially reasonable terms, that the policy may not be canceled nor amended without thirty (30) days prior written notice to Landlord. Tenant shall also procure and maintain in force during the term hereof full replacement cost "all risk" insurance on its personal property and trade fixtures in the Premises. Tenant may carry said insurance under a blanket policy, provided however, said insurance by Tenant shall include an endorsement confirming application to and coverage of Landlord. Said insurance shall be primary insurance to any other insurance that may be available to Landlord.  Any other insurance available to Landlord shall be non-contributing with and excess to the insurance required to be carried by Tenant hereunder.

(b)A Certificate of Insurance evidencing coverages required to be carried by Tenant hereunder shall be delivered to Landlord by Tenant prior to commencement of the Term and upon each renewal of such insurance.

(c)Tenant shall, prior to and throughout the Term, procure from each of its insurers under all policies of fire, theft, public liability, workers' compensation and any other insurance policies of Tenant now or hereafter existing, pertaining in any way to the Premises, the Building or the Project or any operation therein, a waiver, as set forth in Paragraph 13 of this Lease, of all rights of subrogation which the insurer might otherwise, if at all, have against the Landlord or any officer, agent or employee of Landlord (including Landlord's managing agent).

13.Subrogation.  Landlord and Tenant shall each obtain from its respective insurers under all policies of fire, theft, public liability, worker's compensation and other insurance maintained by either of them at any time during the term hereof insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, and Landlord and Tenant shall each indemnify the other against and reimburse the other for any and all loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver.

14.Indemnification.  Tenant hereby waives all claims against Landlord for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than by reason of the gross negligence or willful misconduct of Landlord, its employees or agents, and Tenant shall defend Landlord against, hold Landlord harmless from, and reimburse Landlord for any and all claims, liability, damage and loss arising out of (a) injury to or death of any person, and (b) damage to or destruction of any property, attributable to or resulting from the condition, use or occupancy of the Premises by Tenant or Tenant's failure to perform its obligations under this Lease, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees or from Landlord’s default under or breach of this Lease. The foregoing indemnity obligation of Tenant shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that injury, death or damage has occurred or that any claim or demand is to be made or may be made. Landlord shall defend Tenant against, hold Tenant harmless from, and reimburse Tenant for any and all claims, liability, damage and loss to the

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Exhibit 10.1

extent arising out of the gross negligence or willful misconduct of Landlord, its employees or agents, or from Landlord’s default under or breach of this Lease. The foregoing indemnity obligation of Landlord shall include reasonable attorneys' fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that injury, death or damage has occurred or that any claim or demand is to be made or may be made. The provisions of this Paragraph shall survive the termination of this Lease with respect to any damage, injury or death occurring prior to such termination.

15.Compliance with Legal Requirements.  Tenant, at its sole cost and expense, shall promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (including, without limitation, any ground lease, mortgage or covenants, conditions and restrictions), insofar as any thereof relate to or affect the use or occupancy of the Premises, including without limitation the operation of a café for employees and subtenants; provided, however, that Tenant shall not be obligated to make or pay for structural changes to the Premises or the Project, or changes to the systems and equipment therein that Landlord is responsible for maintaining, except where such changes are necessitated by Tenant's use of the Premises other than for customary office use or due to improvements made by or for Tenant.  Landlord shall be responsible for complying with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and pertain to the Project, except where Tenant is expressly required by this Lease to so comply.

16.Assignment and Subletting.

(a)Tenant shall not hypothecate or encumber this Lease or any interest herein without the prior written consent of Landlord, which may be granted or denied in Landlord's absolute discretion. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld by Landlord, transfer or assign this Lease or any interest herein, sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law without the consent of Landlord, which consent shall not be unreasonably withheld. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease.  In connection with each consent requested by Tenant, Tenant shall submit to Landlord the terms of the proposed transaction, the identity of the parties to the transaction, the proposed documentation for the transaction, and all other information reasonably requested by Landlord concerning the proposed transaction and the parties involved.

(b)If the Tenant is a privately held corporation, or is an unincorporated association or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, or partnership in excess of fifty percent (50%) in the aggregate shall be deemed an assignment or transfer within the meaning and provisions of this Paragraph 16. For so long as Tenant is a publicly held corporation, the public trading of stock in Tenant, shall not be deemed an assignment or transfer within the meaning of this Paragraph.

(c)Without limiting the other instances in which it may be reasonable for Landlord to withhold its consent to an assignment or subletting, Landlord and Tenant acknowledge that it shall be reasonable for Landlord to withhold its consent in the following instances:

(1)if at the time consent is requested or at any time prior to the granting of consent, there exists an Event of Default by Tenant under this Lease;

(2)if the proposed assignee or sublease is a governmental agency;

(3)if, in Landlord's reasonable judgment, the use of the Premises by the proposed assignee or sublessee would not be comparable to the types of office use by other tenants in the building or would entail alterations which would materially lessen the value of the leasehold improvements in the Premises; and

(4)if, in Landlord's reasonable judgment, the financial worth of the proposed assignee or sublessee (taking into consideration Tenant’s continuing liability and financial ability) does not meet the credit standards applied by Landlord for other tenants under leases with comparable terms,

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Exhibit 10.1

or the character, reputation, or business of the proposed assignee or sublessee is not consistent with the quality of the other tenancies in the Project.

(d)If at any time during the Term of this Lease Tenant desires to assign its interest in this Lease or sublet any portion of the Premises (except any assignment or sublease permitted under subparagraph (e) below), Tenant shall give notice to Landlord setting forth the terms of the proposed assignment or subletting ("Tenant's Notice"). Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after Tenant's Notice is given ("Landlord's Option Period"), either (1) to consent to the assignment in which event the provisions of subparagraph (g) shall be applicable, or to consent to the subletting in which event the provisions of subparagraph (h) shall be applicable; (2) in the event of a proposed assignment, to terminate this Lease and to retake possession of the Premises; (3) in the event of a proposed subletting of a portion of the Premises, to not unreasonably withhold Landlord’s consent; or (4) in the event of a proposed subletting of the entire Premises for all or substantially all of the remainder of the Term, to terminate this Lease with respect to, and to retake possession of, the space in question, together with, if only a portion of the Premises is involved, such rights of access to and from such portion as may be reasonably required for its use and enjoyment.

(e)The provisions of subparagraphs (a) and (b) above notwithstanding, Tenant may assign this Lease or sublet the Premises or any portion thereof, with prior notice to Landlord but without the necessity of Landlord's consent and without extending any option to Landlord pursuant to subparagraph (d) above, to any corporation which controls, is controlled by or is under common control with Tenant, to any corporation resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all or substantially all of the assets of Tenant as a going concern.  Notwithstanding the foregoing, if Tenant is bound by commercially reasonable confidentiality restrictions that preclude advance notice of any transaction under this subparagraph (e), Tenant may give notice thereof to Landlord promptly after such restrictions are removed.

(f)No sublessee shall have a right further to sublet without Landlord's prior consent, which shall not be unreasonably withheld, and any assignment by a sublessee of its sublease shall be subject to Landlord's prior consent in the same manner as if Tenant were entering into a new sublease.

(g)In the case of an assignment other than under subparagraph (e) above, 50% of any sums or other economic consideration received by Tenant as a result of such assignment shall be paid to Landlord after first deducting the unamortized cost of leasehold improvements paid for by Tenant, and the cost of any real estate commissions incurred by Tenant in connection with such assignment, reasonable legal fees and any amounts paid to Landlord under subparagraph (j).

(h)In the case of a subletting other than under subparagraph (e) above, 50% of any sums or economic consideration received by Tenant as a result of such subletting shall be paid to Landlord after first deducting (1) the rental due hereunder, prorated to reflect only rental allocable to the sublet portion of the Premises, (2) the cost of leasehold improvements made to the sublet portion of the Premises at Tenant's cost, amortized over the term of this Lease except for leasehold improvements made for the specific benefit of the sublessee, which shall be amortized over the term of the sublease, (3) the cost of any real estate commissions incurred by Tenant in connection with such subletting, amortized over the term of the sublease, (4) any reasonable financial concessions made by Tenant to consummate the sublease, and (5) reasonable legal fees not to exceed $20,000 in any one instance and any amounts paid to Landlord under subparagraph (j).

(i)Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.  Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant of liability under this Lease.

(j)In the event Tenant shall assign this Lease or sublet the Premises or request the consent of Landlord to any assignment, subletting, hypothecation or other action requiring Landlord's consent hereunder, then Tenant shall pay Landlord's then reasonable and standard processing fee and

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Exhibit 10.1

Landlord's reasonable attorneys' fees incurred in connection therewith, the combination of which shall not exceed $5,000 in any one instance.

(k)Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (a) deem such sublease as merged and canceled and repossess the subject space by any lawful means, or (b) deem such termination as an assignment of such sublease to Landlord and not as a merger, and require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease.  If an Event of Default shall occur under this Lease, Landlord is hereby irrevocably authorized, as Tenant's agent and attorney-in‑fact, to direct any subtenants and assignees to make all payments under or in connection with the sublease or assignment directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

17.Rules: No Discrimination.  Tenant shall faithfully observe and comply with the rules and regulations annexed to this Lease, and after not less than 30 days prior written notice thereof, all reasonable modifications thereof and additions thereto from time to time promulgated in writing by Landlord.  Provided Landlord acts reasonably to enforce the rules and regulations in a reasonable and non-discriminatory manner, Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Project of any of said rules and regulations.  Tenant specifically covenants and agrees that Tenant shall not discriminate against or segregate any person or group of persons on account of race, sex, creed, color, national origin, or ancestry or other legally protected classification, in the occupancy, use, sublease or enjoyment of the Premises.

18.Entry by Landlord.  Landlord may enter the Premises at reasonable hours with reasonable advance notice (except no notice is required in case of emergency or to provide routine maintenance, engineering and janitorial services) to (a) inspect the same; (b) exhibit the same to prospective purchasers or lenders and, during the last six months of the Term, to prospective tenants, (c) determine whether Tenant is complying with all its obligations hereunder; (d) supply janitor service and any other service to be provided by Landlord to Tenant hereunder; (e) post notices of nonresponsibility; and (f) make repairs or perform maintenance required of Landlord under the terms hereof; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible.  Notices required pursuant to this Paragraph 8 may be given by email or text message to Tenant’s Director of Facilities.  Subject to compliance with the preceding two sentences, Tenant hereby waives any claim for damages for any inconvenience to or interference with Tenant's business or any loss of occupancy or quiet enjoyment of the Premises occasioned by such entry.   Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes and similar secured areas designated in writing by Tenant in advance); and Landlord shall have the right to use any and all means which Landlord may deem proper to open Tenant's doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord in an emergency shall not be construed or deemed to be forcible or unlawful entry into or be a detainer of the Premises or of Tenant from the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.

19.Events of Default.  The following events shall constitute Events of Default under this Lease:

(a)A default by Tenant in the payment when due of any Base Rent or Additional Rent or any other sum payable hereunder and the continuation of such default for a period of five (5) days after the same is due; provided, however, that on not more than one (1) occasion during any twelve (12) month period within the Term, Landlord shall give Tenant a written notice of delinquency and shall not declare an Event of Default if such delinquency is cured within two (2) business days after delivery of such notice (it being understood that no further delinquency notice shall be required for the ensuing twelve (12) months);

(b)A default by Tenant in the performance of any of the other terms, covenants, agreements or conditions contained herein and the continuation of such default for a period of 20 days after notice by Landlord or beyond the time reasonably necessary for cure if the default is of a nature to require more than 20 days to remedy;

(c)The bankruptcy or insolvency of Tenant or any guarantor of this Lease, transfer by Tenant or any guarantor of this Lease in fraud of creditors, an assignment by Tenant or any guarantor of this Lease for the benefit of creditors, or the commencement of any proceedings of any kind by or against Tenant or any guarantor of this Lease under any provision of the Federal Bankruptcy Act or

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Exhibit 10.1

under any other insolvency, bankruptcy or reorganization act unless, in the event any such proceedings are involuntary, Tenant is discharged from the same within 60 days thereafter;

(d)The appointment of a receiver for a substantial part of the assets of Tenant;

(e)The abandonment of the Premises;

(f)The levy upon this Lease or any estate of Tenant hereunder by any attachment or execution and the failure to have such attachment or execution vacated within 20 days thereafter; and

(g)If Tenant violates the same term or condition of this Lease on three (3) occasions during any twelve (12) month period or thereafter violates the same term or condition on two (2) occasions during any succeeding twelve (12) month period, Landlord shall have the right to exercise all remedies for any violations of the same term or condition during the next twelve (12) months without providing further notice or an opportunity to cure.

20.Termination Upon Default.  Upon the occurrence of any Event of Default by Tenant hereunder, Landlord may, at its option and without any further notice or demand, in addition to any other rights and remedies given hereunder or by law, terminate this Lease and exercise its remedies relating thereto in accordance with the following provisions:

(a)Landlord shall have the right, so long as the Event of Default remains uncured, to give notice of termination to Tenant, and on the date specified in such notice this Lease shall terminate.

(b)In the event of any such termination of this Lease, Landlord may then or at any time thereafter by judicial process, re-enter the Premises and remove therefrom all persons and property and again repossess and enjoy the Premises, without prejudice to any other remedies that Landlord may have by reason of Tenant's default or of such termination.

(c)In the event of any such termination of this Lease, and in addition to any other rights and remedies Landlord may have, Landlord shall have all of the rights and remedies of a landlord provided by Section 1951.2 of the California Civil Code. The amount of damages which Landlord may recover in event of such termination shall include, without limitation:  (1) the worth at the time of award of the unpaid rent which had been earned at the time of termination; (2) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (3) the worth at the time of award (computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent) of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of rental loss that Tenant proves could be reasonably avoided; (4) all legal expenses and other related costs incurred by Landlord following Tenant's default; (5) all costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; and (6) all costs (including, without limitation, any brokerage commissions) incurred by Landlord in reletting the Premises.

(d)After terminating this Lease, Landlord may remove any and all personal property located in the Premises and place such property in a public or private warehouse or elsewhere at the sole cost and expense of Tenant.  In the event that Tenant shall not immediately pay the cost of storage of such property after the same has been stored for a period of thirty (30) days or more, Landlord may sell any or all thereof at a public or private sale in such manner and at such times and places as Landlord in its sole discretion may deem proper, without notice to or demand upon Tenant.  Tenant waives all claims for damages that may be caused by Landlord's removing or storing or selling the property as herein provided, and Tenant shall indemnify and hold Landlord free and harmless from and against any and all losses, costs and damages, including without limitation all costs of court and attorneys' fees of Landlord occasioned thereby.

(e)In the event of the occurrence of any of the events specified in Paragraph l9(c) of this Lease, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights hereunder to terminate this Lease, then, in addition to any other rights of Landlord hereunder or by law, neither Tenant, as debtor-in-possession, nor any trustee or other person (collectively, the "Assuming Tenant") shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (a) cures, or provides adequate assurance that the Assuming Tenant will promptly cure, any existing default under this Lease, (b) compensates, or provides adequate assurance that the

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Exhibit 10.1

Assuming Tenant will promptly compensate, Landlord for any pecuniary loss (including, without limitation, attorneys' fees and disbursements) resulting from such default, and (c) provides adequate assurance of future performance under this Lease.  For purposes of this subparagraph (e) "adequate assurance" of such cure, compensation or future performance shall be effected by the establishment of an escrow fund for the amount at issue or by bonding.

21.Continuation after Default.  Landlord shall have the remedy described in California Civil Code Section 1951.4 (i.e., Landlord may continue this Lease in effect after Tenant's breach and abandonment and recover rental as it becomes due, because Tenant has the right to sublet or assign, subject only to reasonable limitations).  Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rental as it becomes due under this Lease.  Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession.

22.Other Relief.  The remedies provided for in this Lease are in addition to any other remedies available at law or in equity by statute or otherwise.

23.Landlord's Right to Cure Defaults.  Upon the occurrence of an Event of Default by Tenant, or a failure to cure any default in a shorter period than specified in Paragraph 19 if constituting a danger to persons or property, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as in this Lease provided to the extent Landlord may deem desirable. All reasonable sums so paid by Landlord (with interest at an annual rate equal to four percent (4%) over the annual prime rate of interest announced publicly by Citibank, N.A., in New York, New York from time to time, but in no event in excess of the maximum interest rate permitted by law) and all necessary incidental costs shall be payable to Landlord on demand.

24.Attorneys' Fees.  If any action (including, where applicable, arbitration) arising out of this Lease is brought by either party hereto against the other, then and in that event the unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs, expenses and attorneys' fees shall be included in and as part of such judgment.

25.Eminent Domain.  If all or any part of the Premises shall be taken as a result of the exercise of the power of eminent domain, this Lease shall terminate as to the part so taken as of the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within 30 days after such date; provided, however, that (a) a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises for its headquarters functions, and (b) a condition to the exercise by Landlord of such right to terminate shall be that it is not commercially feasible to continue operating the Project for office purposes given the nature and extent of the taking.  In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise.  In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly rental thereafter to be paid shall be equitably reduced, and Landlord shall restore the Project, insofar as commercially feasible, to a condition comparable to that existing prior to exercise of the power of eminent domain.

26.Subordination.

(a)This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Building and to any and all advances made on the security thereof or Landlord's interest therein, and to all renewals, modifications, consolidations, replacements and extensions thereof.  In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, Tenant shall attorn to the purchaser at the foreclosure sale or to the grantee under the deed in lieu of foreclosure; in the event any ground lease to which this Lease is subordinate is

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Exhibit 10.1

terminated, Tenant shall attorn to the ground lessor.  Tenant agrees to execute any documents required to effectuate such subordination, to make this Lease prior to the lien of any mortgage or deed of trust or ground lease, or to evidence such attornment.

(b)In the event any mortgage or deed of trust to which this Lease is subordinate is foreclosed or a deed in lieu of foreclosure is given to the mortgagee or beneficiary, or in the event any ground lease to which this Lease is subordinate is terminated, this Lease shall not be barred, terminated, cut off or foreclosed nor shall the rights and possession of Tenant hereunder be disturbed if Tenant shall not then be in default in the payment of rental and other sums due hereunder or otherwise be in default under the terms of this Lease, and if Tenant shall attorn to the purchaser, grantee, or ground lessor as provided in subparagraph (a) above or, if requested, enter into a new lease for the balance of the term hereof upon the same terms and provisions as are contained in this Lease.  Tenant's covenant under subparagraph (a) above to subordinate this Lease to any ground lease, mortgage, deed of trust or other hypothecation hereafter executed is conditioned upon each such senior instrument containing the commitments specified in this subparagraph (b).

27.No Merger.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or operate as an assignment to it of any or all such subleases or subtenancies.

28.Sale.  In the event the original Landlord hereunder or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner.  Tenant agrees to attorn to such new owner.

29.Estoppel Certificate.  At any time and from time to time but on not less than ten (10) days' prior written notice by Landlord, Tenant shall execute, acknowledge, and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which rental and other sums payable hereunder have been paid,  (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate,  (d) whether there is then existing any known claim by Tenant of default hereunder by Landlord, and, if so, specifying the nature thereof, and (e) such other matters as may be reasonably requested by Landlord.  Any such certificate may be relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust on the Building or any part thereof.

30.No Light, Air, or View Easement.  Any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord.

31.Holding Over.

(a)Unless Landlord expressly agrees otherwise in writing, Tenant shall pay Landlord 150% of the amount of rent and additional rent then in effect immediately prior to expiration or earlier termination of this Lease, computed on a monthly basis, for each month or portion thereof that Tenant shall fail to vacate or surrender possession of the Premises or any part thereof after expiration of the Term or earlier termination of this Lease in the condition required under this Lease, together with all damages (direct and consequential) sustained by Landlord on account thereof. Tenant shall pay such amounts on demand, and, in the absence of demand, monthly in advance.  The foregoing provisions, and Landlord's acceptance of any such amounts, shall not serve as permission for Tenant to hold‑over, nor serve to extend the term (although Tenant shall remain a tenant-at-sufferance bound to comply with all provisions of this Lease until Tenant properly vacates the Premises).  Landlord shall have the right at any time after expiration or earlier termination of this Lease to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable laws.

(b)Notwithstanding anything set forth in subparagraph (a) to the contrary, Tenant shall have the one-time right to extend the initial Term or the Extended Term (as applicable) for a period of up to six (6) months thereafter (the “Temporary Extension Term”) by delivering written notice of the exercise of such right at least one (1) year prior to the expiration of the initial Term or the Extended

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Exhibit 10.1

Term, which notice shall specify the period of the Temporary Extension Term Tenant selects (which period shall be not less than one (1) month nor more than six (6) months).  At Landlord’s option, Tenant’s exercise notice shall be ineffective, and there shall be no extension of this Lease for the Temporary Extension Term, if there exists an Event of Default by Tenant on the date Tenant delivers such notice to Landlord or on the date the Temporary Extension Term commences.  The right to extend this Lease for the Temporary Extension Term is personal to the Tenant identified in the preamble of this Lease and shall not be assignable to or exercisable by any other party other than a permitted assignee pursuant to subparagraph 16(e) of this Lease.  If Tenant timely exercises this right, all of the terms and conditions of this Lease shall apply during the Temporary Extension Term, except that the monthly Base Rent payable by Tenant during the Temporary Extension Term shall be equal 125%) of the monthly Base Rent applicable during the last rental period before the Temporary Extension Term, and Tenant shall have no further right to extend this Lease beyond the Temporary Extension Term.

32.Abandonment.  Tenant shall not abandon the Premises or any part thereof at any time during the term hereof. Tenant understands that if Tenant should leave the Premises or any part thereof vacant, the risk of fire, other casualty, and vandalism to the Premises will be increased and that, therefore, should Tenant vacate the Premises during the Term, it must undertake all such actions as may reasonably be required by Landlord’s insurer to avoid cancellation or material modification of Landlord’s property insurance coverage. If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord may sell or otherwise dispose of such personal property in any commercially reasonable manner.

33.Security Deposit.

(a)Tenant shall, upon execution of this Lease, deposit with Landlord the sum specified in the Basic Lease Information as the Security Deposit (the "Deposit"). The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay rent or other sums due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Deposit for the payment of any rent or other sum in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within 10 days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Deposit separate from its general accounts, and Tenant shall not be entitled to interest on the Deposit.

(b)Provided that no Event of Default exists as of each such date, and provided further that no Monetary Event of Default shall have occurred prior to such date and that the same non-monetary Event of Default shall not have occurred more often than three (3) times in any twelve (12) month period or more than two (2) times within any succeeding twelve (12) month period, Landlord shall return to Tenant one-third of the Deposit at the end of each of the twenty-fourth (24th) and thirty-sixth (36th) months of the Term.  The remaining Deposit shall be returned to Tenant within thirty (30) days following the expiration of the Term and satisfaction of all of Tenant’s obligations hereunder.

34.Waiver.  The waiver by either party of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of a party to insist upon the performance by the other party in strict accordance with such terms. The subsequent acceptance of rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of the preceding breach at the time of acceptance of the rental.

35.Notices and Consents.  All notices, consents, demands and other communications from one party to the other that are given pursuant to the terms of this Lease shall be in writing and shall be deemed to have been fully given when deposited in the United States mail, certified or registered, postage prepaid, and addressed as follows: to Tenant at the address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, and unless Tenant vacates

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Exhibit 10.1

the Premises, delivered to Tenant at the Premises.  Except as may be expressly set forth to the contrary in this Lease: (a) whenever consent or approval of either party is required, such party shall not unreasonably withhold, condition or delay such consent or approval; (b) whenever a party is permitted to make a judgment, form an opinion or exercise discretion in taking any action or making any determination, the party shall employ commercially reasonable standards in so doing; and (c) where performance is to be made to a party’s satisfaction, an objective and reasonable standard shall be employed in regard to such performance.

36.Complete Agreement.  There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements, letters of intent and understandings if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Building or related facilities.

37.Corporate Authority.  If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant warrants that Tenant is a duly authorized and existing corporation and that Tenant has and is qualified to do business in California, that the corporation has  full right and authority to enter into this Lease and that each and both of the persons signing on behalf of the corporation were authorized to do so.

38.Partnership Authority.  If Tenant is a partnership, joint venture, or other unincorporated association, each individual executing this Lease on behalf of Tenant warrants that this Lease is binding on Tenant and that each and both of the persons signing on behalf of Tenant were authorized to do so.

39.Limitation of Liability to Building.  The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Premises, shall be limited to the interest of Landlord in the Project, or the proceeds from any sale, exchange or other disposition of the Project. Tenant agrees to look solely to Landlord's interest in the Building (or such proceeds) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. The limitations of liability contained in this Paragraph 39 shall apply equally and inure to the benefit of Landlord, its successors and their respective, present and future partners of all tiers, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective heirs, successors and assigns. Under no circumstances shall any present or future general partner of Landlord (if Landlord is a partnership) or individual trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease.

40.Brokers. Tenant confirms and represents that Tenant has no dealings with any agent or the broker in connection with this Lease, except the brokers identified in the Basic Lease Information.  Landlord and Tenant shall each indemnify the other from and against any claims, expenses, fees and commissions, including reasonable attorney’s fees and costs, arising out of or resulting from the indemnifying party’s dealings with any party other than the brokers identified in the Basic Lease Information in connection with this Lease.  Landlord shall pay a commission to Landlord’s broker, and Tenant’s broker shall be entitled to a share of such commission, all pursuant to a separate agreement.

41.Early Access.  Provided that Tenant has paid to Landlord the Deposit and has delivered to Landlord satisfactory evidence of the insurance coverages required pursuant to Paragraph 12 of the Lease, Landlord shall permit Tenant to enter upon the Premises prior to the Term Commencement for the purposes of conducting space planning, installing fixtures, furnishings and equipment and installing internet connectivity, testing existing drops, adding wifi drops, adding hardware drops and testing fiber.  Except as expressly permitted pursuant to Paragraph 42 below, Tenant shall not conduct any business from or at the Premises prior to the Term Commencement.  Any such access shall be subject to all the terms and conditions of this Lease other than the obligation to pay Rent, and Tenant shall conduct the permitted activities so as to not to interfere with or delay Landlord’s work pursuant to Exhibit D.

42.Early Occupancy.  Commencing on the date of full execution and delivery of this Lease, Tenant shall have the right to occupy the approximately 10,000 square foot portion of the Premises on the second floor which is shown on Exhibit E attached hereto as the “Early Occupancy Premises”.  Tenant shall not be obligated to pay Base Rent for its use of the Early Occupancy Premises

SMRH:432982280.2	-18-

Exhibit 10.1

until such time as Base Rent first becomes payable under this Lease, but shall pay to Landlord each month during the Early Occupancy period one-twelfth of the amount of the total Operating Expenses and Property Taxes for the Base Year attributable to the Early Occupancy Premises, based on percentage that the square footage of the Early Occupancy Premises bears to the total rentable square footage of the Premises.  Such occupancy shall be subject to all of the terms and conditions of this Lease other than the obligation to pay Base Rent, and Tenant shall conduct any business operations in the Early Occupancy Premises so as not to interfere with or delay Landlord’s work pursuant to Exhibit D.  In addition to the Early Occupancy Premises, Tenant shall have access to the Building’s risers, telephone and utility closets, restrooms and MPOE room, and to the Project common areas, as necessary or appropriate for Tenant to conduct business in the Early Access Premises.

43.Option to Extend.

(a)Tenant shall have the right to extend the Term for one (1) additional period of five (5) years (the “Extended Term”), on the terms and conditions below.  If extended pursuant to this Paragraph 43 or Paragraph 31(b) above, references to “Term” shall apply to the initial Term, as extended by the Extension Term and/or the Temporary Extension Term, as applicable, except as otherwise expressly provided in this Lease or reasonably required by the contract or usage.  Tenant may exercise the option to extend by delivering written notice of exercise (“Option Notice”) to Landlord at least twelve (12) months but no more than fifteen (15) months before the expiration of the Term.  In the event Tenant fails to exercise the option in strict accordance with the foregoing, the Option shall expire and be of no further force or effect.  If, on the date Tenant gives the Option Notice, an Event of Default has occurred and is continuing, then such Option Notice shall be of no force or effect.  If the time period during which Tenant may exercise the Option has not expired, Tenant may cure such Event of Default and re-submit the Option Notice (if such resubmission is timely made).  In addition, if an Event of Default has occurred and is continuing on the commencement date of the Extended Term, Landlord may, in its sole discretion, elect to have this Lease expire at the end of the then current Term.  The Option to Extend is personal to the Tenant identified in the preamble of the Lease and shall not be assigned to or exercisable by any other party other than a permitted assignee pursuant to Paragraph 16(e) of the Lease without obtaining Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion.

(b)The Base Rent during the Extended Term shall be equal to the then fair market value rent for the Premises (“Fair Market Rental”) and the Base Year for the Extended Term shall be the calendar year in which the Extended Term commences.  The Fair Market Rental shall take into account all relevant factors including, without limitation, the following:  (1) the length of the Extended Term, (2) the contract rental rate (including periodic increases) then being charged by other landlords for similar space in comparable buildings in the area in which the Premises is located, and (3) any concessions being provided by other landlords for similar space in comparable buildings in the area in which the Premises is located.  The Fair Market Rental shall include a determination of the Base Rent for the first year of the Extended Term and for each lease year thereafter during the Extended Term.  In no event shall the Base Rent for the first year of the Extended Term be less than ninety percent (90%) of the Base Rent in effect for the last year of the preceding Term.

(c)After Tenant delivers the Option Notice to Landlord, Landlord and Tenant will commence negotiation of the Fair Market Rental.  In the event that Landlord and Tenant are unable to agree upon the then Fair Market Rental of the Premises, then no later than one hundred twenty (120) days prior to the first day of the Extended Term, Landlord shall deliver a notice to Tenant stating Landlord’s estimate of the Fair Market Rental of the Premises, which shall identify in reasonable detail the lease transactions upon which Landlord is relying in formulating its estimate.  If Tenant disagrees with the estimate of Fair Market Rental of the Premises, Tenant shall deliver a notice to Landlord within ten (10) business days of receipt of Landlord’s estimate and then the Fair Market Rental shall be determined as set forth below.  If Landlord and Tenant fail to reach agreement on Fair Market Rental within fifteen (15) business days thereafter (the “Outside Agreement Date”), then each party shall place in a separate sealed envelope its final proposal as to Fair Market Rental and such determination shall be submitted to arbitration as set forth below.

(d)Landlord and Tenant shall meet with each other within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence.  If Landlord and Tenant do not mutually agree upon the Fair Market Rental within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate broker who shall have been active over the ten (10)

SMRH:432982280.2	-19-

Exhibit 10.1

year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building.  Neither Landlord nor Tenant shall consult with such broker as to his or her opinion as to Fair Market Rental prior to the appointment.  The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental for the Premises is the closer to the actual Fair Market Rental rate for new leases of similar space and size in comparable buildings in the area in which the Premises is located.  In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

(e)The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Fair Market Rental and shall notify Landlord and Tenant of such determination.  The decision of the arbitrator shall be binding upon Landlord and Tenant.  If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the American Arbitration Association.  The cost of arbitration shall be shared equally by Landlord and Tenant.  The arbitration proceeding and all evidence given or discovered pursuant thereto shall be maintained in confidence by all parties, except as otherwise required by law or to enforce this Lease.

44.Right of First Offer.  In the event Landlord decides at any time during the Term to sell the Project, Tenant shall have a right of first offer to purchase the Project (the “ROFO”), which must be exercised, if at all, within seven (7) business days following receipt of Landlord’s notice of intent to sell setting forth the proposed terms and conditions of sale.  If Tenant does not accept Landlord’s offer and Landlord thereafter reaches an agreement with a third-party purchaser to acquire the building for a purchase price which is more than ten percent (10%) less than the purchase price offered to Tenant, Landlord shall be obligated to re-offer the Project to Tenant on substantially the same terms as those accepted by the third party, including the reduced purchase price.  Tenant shall have a period of two (2) business days to accept or reject Landlord’s revised offer.  In the event Tenant does not respond to or rejects Landlord’s offer, Landlord shall thereafter be free to sell the Project to a third party on the same terms and conditions set forth in Landlord’s revised offer.  However, if Landlord does not sell the Project within 180 days after delivering a ROFO notice or revised ROFO notice to Tenant, Tenant’s ROFO shall once again apply and Landlord may not sell or otherwise transfer the Project without first giving Tenant a ROFO notice.  The foregoing right is personal to the Tenant named in the preamble to this Lease and may not be transferred to any other person or entity except for a permitted assignee of Tenant’s interest in the Lease pursuant to Paragraph 16(e) above.  The ROFO shall not apply to any sale or other transfer of less than 100% of the interests in the Project by the owners of the Project named in the preamble of this Lease, by the beneficiaries of the trusts named in the preamble or by their lineal descendants. For the avoidance of doubt, the ROFO will apply where none of the persons named in the preceding sentence would, as a result of a proposed sale, exchange or other transfer, retain an ownership interest in the Project.

45.Signage.  Tenant shall have the right to maintain a listing on the Building’s tenant directory and at its suite entrance.  All such signage shall be installed by Landlord using standard Building graphics, at Tenant’s sole cost.  Tenant shall also have the exclusive right to exterior Building signage in a form reasonably approved by Landlord and in accordance with all applicable governmental requirements.  Landlord is familiar with Tenant’s building signage at its current headquarters office and approves in advance of building signage which is reasonably similar thereto.  Tenant shall bear all costs associated with any exterior Building signage, including without limitation design, governmental approvals and permits, installation, maintenance, repair and, at the end of the Term or other termination of such right, removal and restoration of the exterior surface of the Building.  The right to exterior Building signage shall be personal to the Tenant named in the preamble to this Lease and may not be transferred to any other person or entity except a permitted assignee of the Tenant’s interest in the Lease pursuant to Paragraph 16 (e) above. If, at any time after the first Lease year, Tenant occupies less than sixty-six percent (66%) of the Premises, Tenant shall not be required to remove its exterior signage, but such signage rights shall no longer be exclusive.  In addition, Tenant shall have the exclusive right to monument signage within the Project area, which right shall be subject to the same limitations set forth in the preceding sentence, and to shared signage on the Davis/Ralston monument sign, based on the percentage of the total rentable square footage within the One, Eleven and 20 Davis Drive properties occupied by Tenant.  All costs associated with Tenant’s signage on either monument sign shall be borne solely by Tenant.

SMRH:432982280.2	-20-

Exhibit 10.1

46.Furniture.  Simultaneously with the full execution and delivery of this Lease, Tenant shall purchase from Landlord all of the furniture currently located in the Building, other than the kitchen furniture and equipment which shall remain the property of Landlord, for the sum of One Thousand Dollars ($1,000).  All such furniture shall be sold in its “as is” condition, without representations or warranties of any kind, except that Landlord warrants that it has good title and the right to convey the furniture.  Landlord shall have no obligation to remove any portion of the furniture from the Premises unless advised by Tenant in writing prior to the date hereof that Tenant desires to have any such items of furniture removed.  The purchase price for the furniture shall not be subject to adjustment for any furniture not accepted by Tenant.

47.OFAC Compliance.  Tenant represents and warrants to Landlord and agrees that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and the the entity(ies) or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not and at no time will be (i) in violation of any laws relating to terrorism or money laundering or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treasury.gov/ofac/downloads/t11sdn.pdf or any replacement website or other replacement official publication of such list.

48.Disabilities Acts.  The parties acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder ("ADA"), and any similarly motivated state and local laws ("Local Barriers Acts"), as the same may be amended and supplemented from time to time (collectively referred to herein as the "Disabilities Acts") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises depending on, among other things:  (i) whether Tenant's business is deemed a "public accommodation" or "commercial facility," (ii) whether such requirements are "readily achievable," and (iii) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements.  The parties hereby agree that: (a) Landlord shall perform any required ADA Title III and related Local Barriers Acts compliance in the Project common areas, (the cost of which may be included in Operating Expenses), (b) Tenant shall perform any required ADA Title III and related Local Barriers Acts compliance within the Premises, and (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III and related Local Barriers Acts "path of travel" and other requirements triggered by any public accommodation or other use of the Premises or by any alterations, additions or improvements made by or for Tenant pursuant to Paragraph 8 hereof. Tenant shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Tenant's employees, and Landlord shall be responsible for ADA Title I and related Local Barriers Acts requirements relating to Landlord's employees.  Tenant acknowledges that it has been advised that the Project has not undergone an inspection by a Certified Access Specialist.

49.Intentionally omitted.

50.Miscellaneous.  The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several.  Time is of the essence of this Lease and each and all of its provisions.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.  The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the consent of Landlord, use the name of the Building or the Project for any purpose other than as the address of the business to be conducted by Tenant in the Premises. Upon the request of Landlord, Tenant shall provide to Landlord from time to time, at no expense to Landlord, copies of such financial statements with respect to Tenant as may have been prepared by or for Tenant; provided, however, that Tenant shall have no obligation to provide any such data while Tenant’s securities are traded on a public stock exchange.  Landlord's acceptance of a partial rent payment shall not constitute a waiver of any rights of Tenant or Landlord, including, without limitation, any right Landlord may have to recover possession of the Premises, in unlawful detainer, or otherwise. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. This Lease shall be governed by and construed pursuant to the laws of the State of California.

SMRH:432982280.2	-21-

Exhibit 10.1

51.Exhibits.  The exhibit(s) and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof.

52.Acts of Landlord.  Each of the persons named in this Lease as “Landlord”, and any persons or entities who succeed to their interests as owners of the Project, agree to designate a single individual (who may or may not be an owner) who is authorized to act as exclusive agent for and represent all owners in their capacity as Landlord under this Lease (the “Authorized Representative”).  By their execution of this Lease, each of the persons named in the preamble of this Lease as “Landlord” designates Phillip Raiser to act as the Authorized Representative until such time as all of the then owners of the Project designate by written notice to Tenant a new natural person to act as the Authorized Representative.  Tenant may rely upon the acts of the Authorized Representative as being those of “Landlord” for all purposes under this Lease, and is entitled to disregard any conflicting instructions or demands from persons other than the Authorized Representative, including without limitation those owning or claiming to own an interest in the Project.  Each of the persons named in this Lease as “Landlord”, and any persons or entities who succeed to their interests as owners of the Project, hereby authorize, ratify and confirm each and all actions of the Authorized Representative, past, present and future.

53.Energy Usage Reporting.  Tenant acknowledges that it has been advised that Landlord has registered the Project with the ENERGY STAR Portfolio Manager and is awaiting receipt of a Data Verification Form which it will provide to Tenant immediately upon receipt.  Tenant also acknowledges that Landlord has provided to Tenant Operating Expense statements for the past five years which list energy usage costs for each such year and agrees to waive the requirement pursuant to AB 1103 to provide to Tenant a Data Verification Form prior to execution of the Lease.

SMRH:432982280.2	-22-

Exhibit 10.1

IN WITNESS WHEREOF, the parties have executed this Lease on the respective dates indicated below:

TENANT: RINGCENTRAL, INC. a Delaware corporation By: /s/ John H. Marlow Its: SVP, General Counsel By: /s/ Clyde Hosein Its: CFO

LANDLORD:

"JHR Marital Trust"

___/s/ Helen M. Raiser___________________

Helen M. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended

"JHR Bypass Trust"

__/s/ Helen M. Raiser___________________

Helen M. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended

"HEC Trust"

__/s/ Harvey E. Chapman________________

Harvey E. Chapman, Jr., Trustee of the

Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006

"CCB TRUST"

__/s/ Colleen C. Badell___________________

Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006

SMRH:432982280.2	-23-

Exhibit 10.1

EXHIBIT A

PREMISES

1
2
3
4
5
6
7
8
9
10
A
B
C
D
E
F
G
CONFERENCE ROOM
CONFERENCE ROOM
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
YOGA
FITNESS
OPEN SOFT SEATING/ COLLABORATION SPACE
PHONE LAB
MDF/ FACILITIES
CAFE
TIERED SOFT SEATING
BOH KITCHEN
FOH KITCHEN
UP

TOTAL FLOOR SEAT COUNT	
PRIVATE OFFICES	07
OPEN WORKSTATIONS	N/A
SEAT COUNTS	07
MEETING SPACE	
BOARD ROOM	00
CONFERENCE ROOM	02
ANCILLARY SPACE	
OPEN COLLABORATION	01
CAFE (56 SEATS)	01
KITCHEN (138 SEATS)	01
FITNESS/ YOGA	01
PHONE LAB	01
MDF/ FACILITIES	01

Ring Central

09.12.14

20 Davis Drive - 1st Floor SK-3

Scale: N.T.S.

INTERIORS ARCHITECTURE GRAPHICS

ASD

SMRH:432982280.2	-24-

Exhibit 10.1

1
2
3
4
5
6
7
8
9
10
A
B
C
D
E
F
G
DS OFFICE
DB OFFICE
WM OFFICE
OFFICE
CONFERENCE ROOM
SALES
SUPPORT
BREAK RM.
IDF
USE LAB
LAB
RECEPTION
STORAGE
MARKETING
OPERATIONS
DN
UP

TOTAL FLOOR SEAT COUNT	
PRIVATE OFFICES	37
OPEN WORKSTATIONS	163
SEAT COUNTS	200
MEETING SPACE	
BOARD ROOM	00
CONFERENCE ROOM	12
ANCILLARY SPACE	
RECEPTION	01
USE LAB	02
IDF	01
LAB	01
STORAGE	02
BREAK ROOM	02

Ring Central

09.12.14

20 Davis Drive - 2nd Floor SK-3

Scale: N.T.S.

INTERIORS ARCHITECTURE GRAPHICS

ASD

SMRH:432982280.2	-25-

Exhibit 10.1

VV OFFICE
KM OFFICE
OFFICE
CH OFFICE
CONFERENCE ROOM
DS OFFICE
RB OFFICE
JM OFFICE
BOARD ROOM
VS OFFICE
PS OFFICE
MD OFFICE
BREAK RM.
IDF
STORAGE
LEGAL ST.
HR ST.
HUMAN RESOURCES
F.E.C.
DN

TOTAL FLOOR SEAT COUNT	
PRIVATE OFFICES	30
OPEN WORKSTATIONS	161
SEAT COUNTS	191
MEETING SPACE	
BOARD ROOM	01
CONFERENCE ROOM	10
ANCILLARY SPACE	
IDF	01
STORAGE	03
BREAK ROOM	02

Ring Central

09.12.14

20 Davis Drive - 3rd Floor SK-2B

Scale: N.T.S.

INTERIORS ARCHITECTURE GRAPHICS

ASD

SMRH:432982280.2	-26-

Exhibit 10.1

EXHIBIT B

RINGCENTRAL, INC.
20 Davis Drive in Belmont, California
Base Rental Rate Chart

		First	Second	Third
		Floor	Floor	Floor

Size (84,148 Total Square Feet)		21,817	31,832	30,499

No.	Year	Rental Rate per Square Foot
1	2015	$2.50	$2.50	-
2	2016	$2.58	$2.58	$3.00
3	2017	$2.66	$2.66	$3.09
4	2018	$2.74	$2.74	$3.18
5	2019	$2.82	$2.82	$3.28
6	2020	$2.90	$2.90	$3.38
7	2021	$2.99	$2.99	$3.48

No.	Month / Year	Base Rent by Month
1	February-15	Free	Free	Free
2	March-15	Free	Free	Free
3	April-15	Free	Free	Free
4	May-15	$54,542.50	$79,580.00	Free
5	June-15	$54,542.50	$79,580.00	Free
6	July-15	$54,542.50	$79,580.00	Free
7	August-15	$54,542.50	$79,580.00	Free
8	September-15	$54,542.50	$79,580.00	Free
9	October-15	$54,542.50	$79,580.00	Free
10	November-15	$54,542.50	$79,580.00	Free
11	December-15	$54,542.50	$79,580.00	Free

	Subtotal - Year 1	$436,340.00	$636,640.00	$0.00

12	January-16	$56,287.86	$82,126.56	Free
13	February-16	$56,287.86	$82,126.56	$91,497.00
14	March-16	$56,287.86	$82,126.56	$91,497.00
15	April-16	$56,287.86	$82,126.56	$91,497.00
16	May-16	$56,287.86	$82,126.56	$91,497.00
17	June-16	$56,287.86	$82,126.56	$91,497.00
18	July-16	$56,287.86	$82,126.56	$91,497.00
19	August-16	$56,287.86	$82,126.56	$91,497.00
20	September-16	$56,287.86	$82,126.56	$91,497.00
21	October-16	$56,287.86	$82,126.56	$91,497.00
22	November-16	$56,287.86	$82,126.56	$91,497.00
23	December-16	$56,287.86	$82,126.56	$91,497.00
	Subtotal - Year 2	$675,454.32	$985,518.72	$1,006,467.00

24	January-17	$58,033.22	$84,673.12	$94,241.91
25	February-17	$58,033.22	$84,673.12	$94,241.91
26	March-17	$58,033.22	$84,673.12	$94,241.91
27	April-17	$58,033.22	$84,673.12	$94,241.91

SMRH:432982280.2	-27-

Exhibit 10.1

28	May-17	$58,033.22	$84,673.12	$94,241.91
29	June-17	$58,033.22	$84,673.12	$94,241.91
30	July-17	$58,033.22	$84,673.12	$94,241.91
31	August-17	$58,033.22	$84,673.12	$94,241.91
32	September-17	$58,033.22	$84,673.12	$94,241.91
33	October-17	$58,033.22	$84,673.12	$94,241.91
34	November-17	$58,033.22	$84,673.12	$94,241.91
35	December-17	$58,033.22	$84,673.12	$94,241.91
	Subtotal - Year 3	$696,398.64	$1,016,077.44	$1,130,902.92

36	January-18	$59,778.58	$87,219.68	$96,986.82
37	February-18	$59,778.58	$87,219.68	$96,986.82
38	March-18	$59,778.58	$87,219.68	$96,986.82
39	April-18	$59,778.58	$87,219.68	$96,986.82
40	May-18	$59,778.58	$87,219.68	$96,986.82
41	June-18	$59,778.58	$87,219.68	$96,986.82
42	July-18	$59,778.58	$87,219.68	$96,986.82
43	August-18	$59,778.58	$87,219.68	$96,986.82
44	September-18	$59,778.58	$87,219.68	$96,986.82
45	October-18	$59,778.58	$87,219.68	$96,986.82
46	November-18	$59,778.58	$87,219.68	$96,986.82
47	December-18	$59,778.58	$87,219.68	$96,986.82
	Subtotal - Year 4	$717,342.96	$1,046,636.16	$1,163,841.84

48	January-19	$61,523.94	$89,766.24	$100,036.72
49	February-19	$61,523.94	$89,766.24	$100,036.72
50	March-19	$61,523.94	$89,766.24	$100,036.72
51	April-19	$61,523.94	$89,766.24	$100,036.72
52	May-19	$61,523.94	$89,766.24	$100,036.72
53	June-19	$61,523.94	$89,766.24	$100,036.72
54	July-19	$61,523.94	$89,766.24	$100,036.72
55	August-19	$61,523.94	$89,766.24	$100,036.72
56	September-19	$61,523.94	$89,766.24	$100,036.72
57	October-19	$61,523.94	$89,766.24	$100,036.72
58	November-19	$61,523.94	$89,766.24	$100,036.72
59	December-19	$61,523.94	$89,766.24	$100,036.72
	Subtotal - Year 5	$738,287.28	$1,077,194.88	$1,200,440.64

60	January-20	$63,269.30	$92,312.80	$103,086.62
61	February-20	$63,269.30	$92,312.80	$103,086.62
62	March-20	$63,269.30	$92,312.80	$103,086.62
63	April-20	$63,269.30	$92,312.80	$103,086.62
64	May-20	$63,269.30	$92,312.80	$103,086.62
65	June-20	$63,269.30	$92,312.80	$103,086.62
66	July-20	$63,269.30	$92,312.80	$103,086.62
67	August-20	$63,269.30	$92,312.80	$103,086.62
68	September-20	$63,269.30	$92,312.80	$103,086.62
69	October-20	$63,269.30	$92,312.80	$103,086.62
70	November-20	$63,269.30	$92,312.80	$103,086.62
71	December-20	$63,269.30	$92,312.80	$103,086.62
	Subtotal - Year 6	$759,231.60	$1,107,753.60	$1,237,039.44

72	January-21	$65,232.83	$95,177.68	$106,136.52
73	February-21	$65,232.83	$95,177.68	$106,136.52
74	March-21	$65,232.83	$95,177.68	$106,136.52
75	April-21	$65,232.83	$95,177.68	$106,136.52

SMRH:432982280.2	-28-

Exhibit 10.1

76	May-21	$65,232.83	$95,177.68	$106,136.52
77	June-21	$65,232.83	$95,177.68	$106,136.52
78	July-21	$65,232.83	$95,177.68	$106,136.52
	Subtotal - Year 7 (First Half)	$391,396.98	$571,066.08	$636,819.12

	TOTAL	$4,468,994.28	$6,520,466.88	$6,467,007.96

SMRH:432982280.2	-29-

Exhibit 10.1

EXHIBIT C

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”).  Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any occupants of the Premises.  In the event of any conflict between the Rules and Regulations and the other provisions of the Lease, the latter shall control.

1.The sidewalks, driveways, and entrances shall be used only as a means of ingress and egress and shall remain unobstructed at all times.  The entrance and exit doors of all buildings are to be kept closed at all times except as required for orderly passage.  Obstruction of any means of ingress or egress to the Project or the Building is not permitted.

2.Plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no rubbish, newspapers, trash or other inappropriate substances of any kind shall be deposited therein.

3.Walls, floors, windows, doors and ceilings shall not be defaced in any way and no one shall be permitted to mark, drive nails or screws or drill into, paint, or in any way mar any building surface, except that pictures, certificates, licenses and similar items normally used in Tenant’s business may be carefully attached to the walls by Tenant in a manner to be reasonably prescribed by Landlord.  Upon removal of such items by Tenant any damage to the walls or other surfaces shall be repaired by Tenant.  No article may be attached to or hung from ceilings, ceiling grids or light fixtures without Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

4.No awning, shade, sign, advertisement, notice or other article shall be inscribed, coated, painted, displayed or affixed on, in or to any window, door or wall, or any other part of the outside or inside of the Building without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  No window displays or other public displays shall be permitted without the prior consent of Landlord.  Tenant shall not place anything against or near doors or windows which is unsightly from outside of the Premises.

5.The weight, size and position of all safes and other unusually densely weighted or heavy objects used or placed in the Building shall be subject to approval by Landlord (which approval shall not be unreasonably withheld, conditioned or delayed) prior to installation and shall, in all cases, be supported and braced as reasonably required by Landlord and as otherwise required by Law.  The repair of any damage done to the Building or property therein by the installation, removal or maintenance of such safes or other unusually heavy objects shall be paid for by Tenant.  Tenant shall bear the reasonable, out‑of‑pocket cost of any consultant services employed by Landlord in evaluating the placement, location or bracing of unusually heavy items.

6.No improper or unusually loud noises, vibrations or odors are permitted outside the Building.  No person will be permitted to bring or keep within the Building any gasoline or diesel-powered vehicle of any kind.  No person shall dispose of trash, refuse, cigarettes or other substances of any kind any place inside or outside of the Building except in the appropriate refuse containers provided therefor.

7.All re‑keying of office doors and all reprogramming of Security Access Cards will be at the expense of Tenant and subject to Tenant’s control.  Tenant shall not re‑key any exterior door without giving prompt notice to Landlord and will provide replacement keys or key cards to Landlord for access through all exterior and interior doors.

8.Tenant will not install or use any window coverings except those provided by Landlord (except that Tenant may install Meccho shades in the Premises or portions thereof, so long as the general appearance of the window coverings from the Building’s exterior is reasonably uniform), nor shall Tenant use any part of the Project, other than the Premises, for storage or for any other activity that would detract from the appearance of the Building or the Project or interfere in any way with the use, or enjoyment, of the Building or Project.  No storage, staging, display or placing of any material, product or equipment outside of the Premises is permitted except as may be expressly approved by Landlord (which shall not be unreasonably withheld, conditioned or delayed), except that Tenant may place patio furniture on the balconies, decks and patios.

SMRH:432982280.2	-30-

Exhibit 10.1

9.Any Tenant or agent, employee or invitee thereof using the Premises after the Building has closed or on non‑Business Days shall lock any entrance doors to the Building used immediately after entering or leaving the Building.  No device may be employed to prop or hold open any Building entrance door without the prior consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed), provided that, if a glass sliding door is installed in the café area, that door may remain open at such times as are determined by Tenant.  No door or passageway may be obstructed.

10.The servicing or repairing of vehicles in the parking area is prohibited.  Tenant and its employees, agents and invitees shall obey all traffic signs in the Project.

11.All equipment of any electrical or mechanical nature shall be installed and maintained so as to absorb or prevent any vibration, noise, interference or annoyance to others, and shall not overload any circuit, nor draw more power than has been previously allocated to Tenant.

12.Tenant is responsible for the proper maintenance and servicing of fire extinguishers within the Premises but this in no way diminishes Landlord’s responsibility to maintain the Building’s fire/life safety systems and equipment.

13.Tenant and its employees, agents and invitees may not dispose of any refuse or other waste material except within trash containers provided by Landlord for the Building, and then only in compliance with applicable Laws.  Tenants may not place any articles within a trash enclosure other than within a trash bin or comparable container (including, without limitation, a compactor or dumpster or recycling receptacle).  Tenant shall be responsible for closing and securing trash enclosure gates after Tenant or its agents, employees or invitees use the trash enclosure.

14.Tenant shall notify Landlord as promptly as reasonably practicable of any plumbing blockage, leak, electrical or equipment malfunction, broken building glass, fire or other damage to the Premises or the Building.

15.Landlord shall have the right, upon not less than thirty (30) days prior written notice, to modify these Rules and Regulations in a customary and reasonable manner, but only insofar as such modifications do not conflict with the Lease (as the same may be amended from time to time).

16.Tenant shall use reasonable efforts to protect the pavement within the Project from damage due to trucks and trailers.

17.Tenant shall not store trucks or trailers in the Project, nor park trucks or trailers in the automobile parking areas, traffic aisles, walkways or the public streets adjacent to the Project.

18.Tenant is encouraged, but not required, to participate in local recycling programs when feasible, but this in no way diminishes Landlord’s obligations under the Lease to provide janitorial services to the Premises and refuse removal services for the Project.

19.Tenant shall employ reasonable water conservation measures in connection with Tenant’s use of water.

20.Tenant shall be deemed to have read these Rules and Regulations and agrees to use reasonable efforts to cause its employees to abide by these Rules and Regulations as a covenant of its lease of the Premises.  Tenant shall be responsible for the observance of all of these Rules and Regulations by Tenant’s employees, agents and invitees.

SMRH:432982280.2	-31-

Exhibit 10.1

EXHIBIT D

WORK LETTER

This Work Letter is an Exhibit to that certain Lease (the "Lease") between Helen M. Raiser, Trustee of the JHR Marital Trust under Trust Agreement dated October 2, 1969, as amended, Helen M. Raiser, Trustee of the JHR Bypass Trust under Trust Agreement dated October 2, 1969, as amended, Harvey E. Chapman, Jr., Trustee of the Harvey E. Chapman, Jr. Living Trust under Trust Agreement dated July 17, 2006, and Colleen C. Badell, Trustee of the Colleen C. Badell Living Trust under Trust Agreement dated July 17, 2006, as tenants in common ("Landlord"), and RingCentral, Inc., a Delaware corporation ("Tenant"), dated September __, 2014.

1.Dates and Allowance.

Space Plan Date:Two (2) business days after Lease execution.

Construction Drawings Date:October 15, 2014.

Allowance:	One Million Four Hundred Eighty-Six Thousand Two Hundred Eighty-Five Dollars ($1,486,285).

2.Construction Representatives, Space Planner, Architect and Engineer.  Landlord's and Tenant's construction representatives for coordination of planning, construction, approval of change orders, substantial and final completion, and other such matters (unless either party changes its representative upon written notice to the other), and the other parties involved in planning the Work, are:

Landlord's Representative:Phillip Raiser

Address:The Raiser Organization

800 S. Claremont Avenue

San Mateo, CA 94402

Telephone:(650) 342-9026

Fax:(650) 344-4158

Tenant's Representative:Eric Orr

Address:	1400 Fashion Island Blvd., 7th Floor
San Mateo, CA 94404

Telephone:(650) 458-4409

Fax:(650) 458-4409

Space Planner:	ASD, or an interior office space planner approved by Landlord in writing (who may be the same as the Architect herein).
Architect:	ASD, or a California licensed architect approved by Landlord in writing (who may be the same as the Space Planner herein).
Engineer:	One or more California licensed engineers approved or designated by Landlord in writing.

3.Plans.  The term "Plans" herein shall refer to the Space Plan and Construction Drawings collectively.  The term "Planner" herein shall refer to the Space Planner, Architect or Engineer, as appropriate, each of whom shall be retained by Tenant.  Tenant has sole responsibility to provide all information concerning its space planning requirements to the Planner, to cause the Planner to prepare the Plans, and to obtain Landlord's final approval thereof (including all revisions) by the dates set forth above. Such dates are critical and of the essence hereof with respect to contracting out the Work, obtaining permits, and achieving substantial completion by the Commencement Date.  The commencement of Base Rent and all other rent due under the Lease (collectively referred to herein as "Rent") shall not be postponed based on any delays in preparation of the Plans except to the extent expressly provided below.  The Plans shall be signed or initialed by Tenant, if requested by Landlord, and shall be prepared and approved in accordance with the following provisions:

SMRH:432982280.2	-32-

Exhibit 10.1

(a)Space Plan.  By the Space Plan Date, Tenant shall: (1) provide Space Planner with all information concerning Tenant's requirements in order for Space Planner to prepare the Space Plan, (2) cause Space Planner to complete Tenant's Space Plan, and (3) submit the Space Plan to obtain Landlord's written approval thereof (not to be unreasonably withheld).

(b)Construction Drawings.  By the Construction Drawings Date, Tenant shall: (1) provide all information concerning Tenant's requirements in order for Architect and Engineer to prepare the Construction Drawings, (2) cause Architect and Engineer to complete the Construction Drawings (which shall include at least three (3) mylar sepias, or such other quantity as Landlord may reasonably require), and (3) submit the Construction Drawings to obtain Landlord's written approval thereof. "Construction Drawings" herein means fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air‑conditioning, ventilation and heating), and shall include to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air‑conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in, (vi) furniture plan showing details of space occupancy, (vii) keying schedule, (viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air‑conditioning, ventilation, electrical, plumbing, structural, fire protection, life‑fire‑safety system, or mechanical systems, (x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan, (xiii) partition construction plan, (xiv) all requirements under the Disabilities Acts and other governmental requirements, (xv) final finish selections, (xvi) specifications for electrical vehicle charging stations, and (xvii) any other details or features reasonably required in order to obtain a final cost estimate as described in Section 4 or otherwise reasonably requested by Engineer, Landlord or Landlord’s architect or contractor in order for the Construction Drawings to serve as a basis for contracting the Work.

(c)Landlord's Approval of Plans.  Landlord shall either approve any Plans or material revisions to Plans submitted pursuant hereto or disapprove of the same with detailed suggestions for making the same acceptable.  Landlord shall not unreasonably withhold approval if the Plans provide for a customary office layout, with finishes and materials generally conforming to the finishes and materials currently being used by Landlord at the Building, are generally compatible with the Building's shell and core construction, and if no material and unusual modifications will be required for the Building electrical, heating, air‑conditioning, ventilation, plumbing, fire protection, life-fire-safety, or other systems or equipment, and will not require any structural modifications to the Building, whether required by heavy loads or otherwise. Landlord may request that Tenant approve Landlord's suggested changes in writing (such approval shall not be unreasonably withheld), or Landlord may arrange directly with the Planner for revised Plans to be prepared incorporating such suggestions (in which case, Tenant shall sign or initial the revised Plans and/or Landlord's notice concerning the suggested changes, if requested by Landlord). Landlord's approval of the Plans shall not be deemed a warranty as to the adequacy or legality of the design, and Landlord hereby disclaims any responsibility or liability for the same.

(d)Governmental Approval of Plans.  The contractor selected to perform the Work pursuant to Section 4(d) below shall apply for any normal building permits required for the Work which are issued pursuant to a local building code as a ministerial matter. If the Plans must be revised in order to obtain such building permits, Landlord shall promptly notify Tenant.  In such case, Tenant shall promptly arrange for the Plans to be revised to satisfy the building permit requirements and shall submit the revised Plans to Landlord for approval as a Change Order under Section 3(e).  Landlord shall have no obligation to apply for any zoning, parking or sign code amendments, approvals, permits or variances, or any other governmental approval, permit or action (except normal building permits as described above).  Landlord shall, however, be obligated to procure all approvals, permits or variances or any other governmental authorizations for Landlord’s Work (as defined below).  Any permits, approvals or variances which may be required in connection with the Work, other than normal building permits and health department approvals for the renovations to the Kitchen and Café area shall be Tenant’s sole responsibility and cost.  If any such other matters are required, Tenant shall promptly seek to satisfy such requirements or revise the Plans to eliminate such requirements.  Delays in substantially completing the Work by the Commencement Date as a result of requirements for building permits or other governmental approvals, permits or actions shall affect the Commencement Date and commencement of Rent only to the extent provided in Section 5.

SMRH:432982280.2	-33-

Exhibit 10.1

(e)Changes After Plans Are Approved.  If Tenant shall desire any changes, alterations, or additions to the Plans after they have been approved by Landlord, Tenant shall submit a detailed written request or revised Plans (the "Change Order") to Landlord for approval. If reasonable and practicable and generally consistent with the Plans theretofore approved, Landlord shall not unreasonably withhold approval, but all added costs in connection therewith, including, without limitation, construction costs, permit fees, and any additional plans, drawings and engineering reports or other studies or tests, or revisions of such existing items, shall be paid for by Tenant as a Tenant's Cost under Section 4.  The cost of any corrections for errors or omissions made by any space planner, architect, engineer or contractor engaged by Tenant, including corrections for unforeseen or concealed conditions, shall be borne by Tenant.

(f)Planning Delays.   If the Plans are not prepared and submitted by the dates set forth above for any reason, including revisions required by Landlord pursuant to this Section and revisions by Tenant to reduce Tenant's Cost pursuant to Section 4, the same shall constitute "Delays in Planning".  The following shall constitute "Landlord Delays": (1) Landlord takes more than ten (10) days to approve or disapprove the Plans, or more than five (5) days to approve or disapprove revisions thereof, after receiving the same (or such longer time as may be reasonably required in order to obtain any additional engineering or HVAC report or due to other special or unusual features of the Work or Plans), or (2) Landlord takes more than thirty (30) days to provide Tenant with cost estimates after receiving Plans sufficiently detailed for such purposes. Each day of Landlord Delays shall reduce by one day the number of days of Delays in Planning otherwise applicable.

4.Cost of the Work, Landlord Cost and Allowance and Tenant's Cost.

(a)Cost of the Work.   Except for Landlord cost items specified in subparagraph (b) below and the Allowance to be provided by Landlord hereunder, Tenant shall pay the entire cost (herein referred to as the "Cost of the Work") for or related to: (1) the Work, including, without limitation, costs of labor, hardware, equipment and materials, contractors' charges for overhead and fees, and so-called "general conditions" (including rubbish removal, utilities, freight elevators, hoisting, field supervision, building permits, occupancy certificates, inspection fees, utility connections, bonds, insurance, sales taxes, and the like), (2) the Plans, including, without limitation, all revisions thereto, and engineering reports, or other studies, reports or tests, air balancing or related work in connection therewith, and (3) Landlord's architect’s fee in an amount not to exceed $10,000 and (4) if Landlord’s contractor is not performing the Work an administrative fee of three percent (3%) of all other amounts included in the Cost of the Work plus Landlord’s actual out-of-pocket costs in connection with supervision of the Work. "Work" herein means: (i) the improvements and items of work shown on the final approved Plans (including changes thereto approved by Landlord), and (ii) any demolition, preparation or other work required in connection therewith, including without limitation, structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Work or in order to extend any mechanical distribution, fire protection or other systems from existing points of distribution or connection, or in order to obtain building permits for the work to be performed within the Premises (unless Landlord requires that the Plans be revised to eliminate the necessity for such work.

(b)Landlord Cost and Allowance.  Landlord shall be responsible, at Landlord’s cost (and not funded by the Allowance), for any work (the “Landlord Work”) required to bring all areas of the Project other than the Premises, including without limitation all common areas of the Project and the elevators, stairwells, access and exiting areas, lobby, café and gym areas, into compliance with all applicable laws, governmental codes and regulations, including without limitation those triggered by the Work.  All other code compliance requirements pertaining to the Premises shall be included in the Cost of the Work.  Landlord shall make the Allowance set forth above available towards: (1) costs of permanent leasehold improvements included in the Work, including labor, hardware, equipment and materials, contractors' charges for overhead and fees, and general conditions, (2) costs of the Space Plan and Construction Drawings, limited to ten percent (10%) of the Allowance (and which shall exclude planning for furniture, fixtures and equipment), (3) costs of permits and inspections and plan check costs, (4) costs associated with Change Orders, and (5) costs of acquiring and installing up to three dual use “Chargepoint” brand 240 watt electric vehicle charging stations which shall be located adjacent to the North side of the Building.  If all or any portion of the Allowance shall not be used, Tenant shall be entitled to a credit against Base Rent therefor.  If Landlord terminates the Lease or Tenant’s right of possession based on an Event of Default by Tenant, Tenant shall repay Landlord, as an element of the damages recoverable by Landlord under California Civil Code Section 1951.2(a)(4), the then unamortized portion of the Allowance calculated on a straight-line basis over the initial Term; provided,

SMRH:432982280.2	-34-

Exhibit 10.1

however, that the foregoing shall apply only to the extent such recovery of the unamortized Allowance does not result in an inconsistent or duplicative award of damages under California Civil Code Section 1951.2 (or any successor thereto).

(c)Tenant's Cost; Estimates and Payments.  Any portion of the Cost of the Work exceeding the Allowance is referred to herein as "Tenant's Cost."  Landlord shall estimate Tenant's Cost in advance of the Work, or revise any such estimate in case of any Change Order.  Tenant shall pay to Landlord prior to the commencement of the Work one-half of the estimated Tenant’s Cost and, as the Work progresses, one-half of each progress payment to Landlord’s contractor, based on the ratio that Tenant’s Cost bears to the total Cost of Work.  Tenant’s payment of its proportionate share of each progress payment shall be a condition to Landlord’s obligation to pay its share of such progress payment.  If, after final completion and payment for the Work, the actual amount of Tenant's Cost exceeds the estimated amount, Tenant shall pay the difference to Landlord within twenty (20) days after Landlord so requests, which request shall be accompanied by reasonable supporting documentation establishing Tenant’s Cost; provided, however, that if the difference exceeds $100,000.00 Tenant shall have up to thirty (30) days after Landlord’s request to pay such difference.  If such estimated amount exceeds the actual amount of Tenant's Cost, Landlord shall provide a refund of the difference within twenty (20) days after final completion of and payment for the Work.  Tenant's Cost shall be deemed "rent" under the Lease (and all remedies for the non-payment of rent shall be available to Landlord therefor), and Tenant's obligations under the Lease to keep the Premises and Building free of liens shall apply to any liens arising from any failure to pay Tenant's Cost hereunder.

(d)Tenant's Approval and Nature of Cost Estimates.  Landlord shall within thirty (30) days following approval of the Construction Drawings provide Tenant with a detailed estimate of the Cost of Work, broken down by trade, and reasonable supporting documentation for such estimate.  If requested by Tenant, the parties shall solicit third party bids on a competitive basis for the Work.  Tenant shall have the right to request up to two separate bids from the following general contractors: San Jose Construction, Novo, BCCI and Skyline.  If Tenant is not satisfied with the estimated Cost of Work as estimated by Landlord or determined through the competitive bidding process, Tenant may meet with the Planner and eliminate or substitute items in order to reduce Tenant's Cost in connection with preparing a revised version of the Plans as a Change Order pursuant to Section 3 above, but the foregoing dates to complete the Plans shall not be extended thereby.  Any cost estimates based on a Space Plan will be preliminary in nature, and may not be relied on by Tenant.  If any of the competitive bids obtained by Tenant are lower than the estimate of Landlord’s contractor by more than five percent (5%), Landlord shall have the right, in Landlord’s sole discretion, to match the competing bid or to permit the Work to be performed by the contractor selected by Tenant.  The selected contractor (including Landlord’s contractor) shall complete the Work on an “open book” basis.  Tenant shall have the right to review and approve the contract between Landlord and the contractor for the construction of the Work.

5.Construction.

(a)Landlord to Arrange Work.  Provided Tenant completes the Plans on time and there exists no Event of Default by Tenant, Landlord shall use reasonable efforts to cause Landlord's contractor or the contractor selected by Tenant, as applicable, to substantially complete the Work by the scheduled Term Commencement in the Basic Lease Information.  Landlord reserves the right to substitute comparable or better materials and items for those shown in the Plans with Tenant’s prior written consent, which Tenant shall not unreasonably withheld so long as the substitute materials do not materially and adversely affect the utility or appearance of the Premises.  Any delay beyond five (5) days in Tenant’s response to a request for approval shall constitute a Tenant Delay.

(b)Substantial Completion and Walk-Through.  For the purposes hereof, the Work shall be deemed to have been “substantially completed” if Tenant lawfully may occupy the Premises and Tenant can reasonably use the Premises.  When Landlord notifies Tenant that the Work has been substantially completed, either party may request a joint walk-through inspection in order for Tenant to identify any necessary final completion or other "punchlist" items.  Neither party shall unreasonably withhold approval concerning such items.  If Tenant fails to participate in a walk-through as provided above, or otherwise fails to object to Landlord's notice of substantial completion in writing within five (5) business days thereafter specifying in detail the items of work needed to be performed in order for substantial completion, Tenant shall be deemed conclusively to have agreed that the Work is substantially completed.

SMRH:432982280.2	-35-

Exhibit 10.1

(c)Final Completion.  Substantial completion shall not prejudice Tenant's rights to require full completion of any remaining items of Work, which Landlord shall use reasonable efforts to cause to be completed promptly after substantial completion has occurred.  If Landlord notifies Tenant in writing that the Work is fully completed, and Tenant fails to object thereto in writing within five (5) business days thereafter specifying in detail the items of work needed to be completed and the nature of work needed to complete said items, Tenant shall be deemed conclusively to have accepted the Work as fully completed (or such portions thereof as to which Tenant has not so objected).  In connection with the Work, Landlord may cause a contractor to perform air balancing tests on the Premises and adjust the HVAC system as a result thereof.  The costs of such items may be charged against the Allowance, and if the Allowance shall be insufficient, Tenant shall pay Landlord for such costs as additional rent within five (5) days after billed.

(d)Construction Delays.  If the Work is not substantially completed by the scheduled Term Commencement in the Basic Lease Information, and such delay is directly attributable to Tenant Delays (as defined below), then the date on which Base Rent first becomes payable under this Lease shall be advanced by one day for each day that Tenant Delays actually delay substantial completion of the Work by Landlord’s contractor. For this purpose, "Tenant Delays" shall consist of: (1) Delays in Planning (as adjusted for any Landlord Delays), (2) after approval of the Construction Drawings, Tenant's requests for changes to the Work or Change Orders under Section 3, or otherwise, whether or not approved by Landlord, (3) Tenant's failure to approve reasonably substantiated estimates of Tenant's Cost or to pay Tenant’s share of progress payments within five (5) days of a written request therefor, (4) any upgrades, special work or other non‑building standard items, or items not customarily provided office tenants, to the extent that the same involve longer lead times, installation times, delays or difficulties in obtaining building permits, requirements for any governmental approval, permit or action beyond the issuance of normal building permits (as described in Section 3), or other delays not typically encountered in connection with standard office improvements (but the same shall constitute a Tenant Delay only to the extent Landlord gives Tenant timely notice that elements of the Work are subject to this clause (5)), (5) delays caused by the contractor performing the Work, if selected by Tenant, (6) the performance by Tenant or Tenant's Contractors, agents or employees of any work at or about the Premises or Building, or (7) any act or omission of Tenant or Tenant's Contractors, agents or employees, or any breach by Tenant of any provisions contained in the Lease, or any failure of Tenant to cooperate with Landlord or otherwise act in good faith in order to cause the Work to be designed and performed in a timely manner.

(e)Landlord's Role.  The parties acknowledge that neither Landlord nor its managing agent is an architect or engineer, and that the Work will be designed by independent architects and engineers, and they do not guarantee the Plans.  If Landlord’s contractor is performing the Work, Landlord and its contractor shall have responsibility for construction means, methods and techniques and safety precautions in connection with the Work, and Landlord’s contractor shall provide a one year warranty that the Work will be free from errors, omissions or defects and shall correct the same as soon as reasonably possible.  If the contractor selected by Tenant is performing the Work, Landlord shall make all reasonable efforts to enforce any warranty provisions in the construction contract.

6.Work Performed by Tenant.  Landlord shall permit Tenant and any of Tenant's space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, "Tenant's Contractors") to enter the Premises prior to completion of the Work in order to make the Premises ready for Tenant's use and occupancy, as provided in Paragraph 4 of the Lease.  Such permission shall be deemed a license only and not a lease, and is conditioned upon: (a) Tenant obtaining Landlord's prior written approval of Tenant's Contractors and the work they will perform, and complying with all of the other requirements of the Lease pertaining to work performed by Tenant in the Premises, all insurance requirements under the Lease, and all other conditions reasonably imposed by Landlord for the prior submission of security, affidavits and lien waivers or otherwise in connection therewith, (b) Tenant and Tenant's Contractors  working in harmony and not interfering with Landlord and Landlord's space planners, architects, engineers, contractors, suppliers, employees, agents and other such parties (collectively, "Landlord's Contractors") in doing the Work or with other tenants and occupants of the Building, and (c) Tenant paying for any utilities and services consumed in connection with such work.  If at any time such entry shall cause or threaten to cause such disharmony or interference, or violate any of the other foregoing requirements, Landlord shall have the right to revoke such license upon oral or written notice to Tenant if such violation is not promptly corrected.  Landlord shall not be liable in any way for any injury, loss or damage which may occur to any decorations, fixtures, personal property, installations or other improvements or items of work installed, constructed or brought upon the Premises by or for Tenant or Tenant' Contractors prior to completion of the Work, all of the same being at Tenant's sole risk, and Tenant hereby agrees to protect, defend, indemnify and hold

SMRH:432982280.2	-36-

Exhibit 10.1

Landlord and its employees, agents, and affiliates harmless from all liabilities, losses, damages, claims, demands, and expenses (including attorneys' fees) arising from early entry to the Premises pursuant hereto.

7.Miscellaneous.

(a)Application.  This Exhibit shall not apply to any additional space added to the Premises at any time, whether by any options or rights under the Lease or otherwise, or to any portion of the Premises in the event of a renewal or extension of the Term of the Lease, whether by any options or rights under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(b)Lease Provisions and Modification.  This Exhibit is intended to supplement and be subject to the provisions of the Lease, including, without limitation, those provisions requiring that any modification or amendment be in writing and signed by authorized representatives of both parties.

SMRH:432982280.2	-37-

Exhibit 10.1

EXHIBIT E

EARLY OCCUPANCY PREMISES

A
B
C
D
E
F
G
RECEPTION
CONFERENCE

NEW PARTITION SHALL ALIGN WITH CENTERLINE OF EXISTING WINDOW MULLION, TYP

RELOCATE & INSTALL SALVAGED OFFICE DOOR

PROVIDE NEW TACTILE EXIT SIGN. SEE DETAIL [illegible], SHEET [illegible]

PROVIDE NEW RESTROOM SIGNAGE. SEE DETAILS [illegible] & [illegible], SHEET [illegible]

- EXISTING PARTITION STRUCTURE TO REMAIN IN PLACE
- EXISTING MILLWORK TO REMAIN IN PLACE
- AREA NOT IN CONTRACT OR SCOPE OF WORK
- NEW NON-RATED PARTITION WALL
- NEW 1-HOUR RATED PARTITION WALL
- NEW PARTIAL HEIGHT WALL
- NEW MILLWORK

WALL TYPE: REFER TO [illegible]

DOOR REFERENCE: REFER TO [illegible]

1. FOR PARTITION TYPES, SEE SHEET [illegible]
2. FOR DOOR TYPES, SEE SHEET [illegible]
3. ALL PARTITIONS SHALL BE TYPE [illegible], U.O.N.
4. PATCH AND REPAIR ADJACENT SURFACES TO MATCH EXISTING ADJACENT FINISHES.
5. ANY RE-USE OF EXISTING DOORS AND HARDWARE AT FIRE-RATED CORRIDOR MUST COMPLY WITH ASSEMBLY RATING REQUIREMENT

SMRH:432982280.2	-38-

EXHIBIT F

SCHEDULE OF JANITORIAL SERVICES

SPECIFICATIONS

A.MAIN ENTRY / LOBBY AREA

1.Nightly Services – Five (5) Services per Week

a.Empty all waste receptacles and reline as needed.

b.	Empty and clean waste urns.
c.	Clean and dust all furniture, fixtures, equipment, and accessories between three to six feet.
d.	Sweep and damp mop entrance floors.
e.	Vacuum walk off floor mats.
f.	Spot clean surfaces for fingerprints, smudges, and stains or other accumulations.
g.	Spot clean all window glass and sidelight glass on the interior and exterior of the first floor.
h.	Clean and polish door glass, door handles, hinges, threshold, and entryway.

B.COMMON AREAS AND OFFICE SUITES

1.Nightly Services – Five (5) Services per Week

a.	Vacuum all carpets in common areas.
b.	Empty all waste and recycle containers. Wipe exterior of containers and reline, as needed
c.	Dust all furniture and ledges between three to six feet
d.	Spot clean surfaces for fingerprints, smudges, and stains or other accumulations.
e.	Spot clean partition glass.
f.	Dust mop all hard surface flooring as per manufacturer’s specification.
g.	Damp mop spills as needed
h.	Return all chairs and waste bins to proper position.
i.	Close window treatments as directed
i.	Close South Wall Blinds
j.	Arrange chairs in office and conference rooms to their proper position.
k.	Turn off lights and secure all doors as directed.

2.Weekly Services – Once per Week

a.	Vacuum office suites and cubicles following a rotating schedule.
i.	Janitor will dust around items.
b.	Damp mop hard surface floors.

3.Monthly Services – Once per Month

a.	Clean and polish kick plates and thresholds.
b.	Scrub all hard surface flooring as per manufacturer’s specification.
c.	Spot clean carpets.

4.Quarterly Services – Four Times Per Year

a.	Dust all furniture and ledges below three feet and above six feet.
b.	Edge vacuum.

5.Annual Services – Once per Year

SMRH:432982280.2

a.	Clean mini blinds.

C.RESTROOMS

1.Nightly Services – Five (5) Services per Week

a.	Wash and polish all mirrors, dispensers, faucets, and bright-work with disinfectant cleaner
b.	Wash and sanitize all toilets, toilet seats, flushometers, urinals, and sinks with non-abrasive disinfectant cleaner
c.	Mop all restroom floors with disinfectant germicidal solution as per manufacturer specifications.
d.	Empty and sanitize all waste and sanitary napkin receptacles
e.	Remove all restroom trash and replace liners
f.	Spot clean fingerprints, remove marks and graffiti from walls, and partitions
g.	Restock all paper dispensers, sanitary napkin and tampon machines

2.Weekly Services – Once per Week

a.	Remove stains, de-scale toilets, urinals and sinks, as required
b.	Flush drains with enzyme treatment.

3.Monthly Services – Once per Month

a.	Wash down all tile walls and metal partitions
b.	Polish all brightwork.
c.	Clean all air diffusers and return grills
d.	Scrub all hard surface flooring as per manufacturer’s specification.

D.KITCHENS AND COFFEE STATIONS

1.Nightly Services – Five (5) Services per Week

a.	Dust mop all floors as per manufacturers specifications
b.	Damp mop all hard surface flooring. Remove any foreign substances as per manufacturers specifications
c.	Vacuum all carpets.
d.	Empty all waste and recycle containers and place in the holding area. Wipe exterior of containers and change liners, as needed
e.	Wipe down all countertops, tables, and sinks.
f.	Clean behind café coffeemakers.
g.	Return all chairs and waste bins to proper position
h.	Spot clean entrance doors
i.	Dust all furniture and ledges between three to six feet
j.	Remove fingerprints and smudges from all doorframes, partitions, walls, etc.
k.	Refill paper towel and soap dispensers

2.Quarterly Services – Once per Quarter

a.	Wash walls, doors, cabinets, ledges, ceiling vents, ceilings, and light fixtures.
b.	Dust all furniture and ledges below three feet and above six feet.
c.	Maintain all hard surface flooring as per manufacturer’s specification.

E.ELEVATORS

SMRH:432982280.2

1.Nightly Services – Five (5) Nights per Week

a.	Spot clean elevator cab walls, brightwork, and interior door.
b.	Wipe down surfaces of elevator door and frame.
c.	Vacuum all cab floors. Edge thoroughly.
d.	Clean thresholds and door saddles.

2.Monthly Services – Once per Month

a.	Shampoo carpets in elevator

F.JANITORIAL CLOSETS

1.Nightly Services – Five (5) Nights per Week

a.	Keep neat and organized
b.	Discard outdated chemicals or debris
c.	Sweep / mop floors
d.	Keep updated MSDS and Emergency information

G.ADDITIONAL SERVICES – Any additional services required by Lessee are not included in these specifications.  Services below are available to be directly billed to Lessee

1.Day porter

2.Carpet program

3.Refrigerator cleaning

4.Dish washing services

5.Nightly vacuuming of offices/ cubicles

6.Kitchen/ Café cleaning

SMRH:432982280.2